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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington,  DC  20549


                                   FORM 8-K

                                CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(d) OF
                    THE SECURITIES AND EXCHANGE ACT OF 1934


                              October 5, 1998
                       ---------------------------------
                                Date of Report
                       (Date of earliest event reported)


                             POWERCOLD CORPORATION
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)


       Nevada                     33-19584                23-2582701
- ------------------------   ---------------------   -------------------------
(State of Incorporation)   (Commission File No.)   (IRS Employer Ident. No.)


                              103 GUADALUPE DRIVE
                              CIBOLO, TEXAS 78108
                    ---------------------------------------
                   (Address of principal executive offices)


                                  210-659-8450
                        -------------------------------
                        (Registrant's telephone number)



















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

ITEM 1 - CHANGES IN CONTROL OF REGISTRANT

     None

ITEM 2 - ACQUISITION OR DISPOSITION OF ASSETS

     None

ITEM 3 - BANKRUPTCY OR RECEIVERSHIP

     None

ITEM 4 - CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     None

ITEM 5 - OTHER EVENTS

     The Company previously reported that on September 16, 1998, the Company and Intermagnetics General Corporation (AMEX:IMG) entered into an Agreement. with Intermagnetics General Corporation. A copy of the definitive Agreement referencing the above, as received on October 5, 1998, is filed as an Exhibit under Item 7 herein.

ITEM 6 - RESIGNATIONS OF REGISTRANT'S DIRECTORS

     None

ITEM 7 - FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
         AND EXHIBITS

     (a)  Financial Statements
          N/A
     (b)  Proforma Financial Information
          N/A
     (c)  Exhibits
          1.1 Prefered Stock Purchase and Option Agreement, dated
          September 16, 1998.

ITEM 8 - CHANGE IN FISCAL YEAR

     None


















Document Page 2 of 78

                              PREFERRED STOCK
                       PURCHASE AND OPTION AGREEMENT


     THIS PREFERRED STOCK PURCHASE AGREEMENT ("Agreement") is made as of September 16, 1998, by and among PowerCold Corporation., a Nevada corporation (the "Corporation" or "Company"); and Intermagnetics General Corporation, a New York corporation (the "Investor").

     WHEREAS, the Investor wishes to purchase from the Corporation, and the Corporation wishes to sell to the Investor, an aggregate of 1,250,000 shares of the Corporation's Series A Preferred Stock, par value $.001 per share (the "Series A Preferred Stock"); and

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereby agree as follows:

     SECTION 1. Articles of Amendment. Prior to the Closing (as defined in Section 2.2) the Corporation filed with the Secretary of State of the State of Nevada the Second Amended and Restated Articles of Incorporation of the Corporation and the Certificate of Designations, Preferences and other Rights and Qualifications of Series A Convertible Preferred Stock (the "Certificate of Designations"), which sets forth the preferences, limitations and relative rights of the Series A Preferred Stock, certified copies of which are attached hereto as Exhibit 1

     SECTION 2.  Purchase and Sale/Closing

          2.0.1 Purchase and Sale of Preferred Stock. Subject to the terms and conditions of this Agreement, at the Closing, the Corporation agrees to issue and sell an aggregate of 1,250,000 shares of Series A Preferred Stock (the "Purchase Shares") to the Investor, and the Investor agrees to purchase such Purchase Shares, for the aggregate purchase price of one million dollars ($1,000,000) (the Purchase Price).

          2.0.2 Closing. The closing of the sale and purchase of the Purchase Shares (the "Closing") shall take place on the date hereof at Day, Berry & Howard LLP, One Canterbury Green, Stamford, Connecticut 06930 or at such other location as may be agreed upon between the Investor and the Corporation. At the Closing, the Corporation shall issue and deliver to the Investor a certificate for 1,250,000 shares of Series A Preferred Stock, registered in the name of the Investor, against payment by the Investor to the Corporation of the Purchase Price in the form of (a) a certified or bank check payable to the order of the Corporation, (b) a wire transfer to a bank account designated by the Corporation, or (c) any combination of (a) and (b).

     SECTION 3. Purchase Option. As additional consideration, the Corporation hereby grants to the Investor an option (the Purchase Option) to acquire up to a number of shares of the Corporation's common stock, $.001 par value per share (the "Common Stock") (the "Option Shares") such that following the purchase of all of such shares of Common Stock by the Investor, the Investor shall own 50% of the equity of the Corporation, on a fully diluted basis, as of the day it purchased all of such Option Shares.

Document Page 3 of 78

     3.1 Exercise Price. The exercise price for each share of the Corporation's Common Stock acquired under the Purchase Option shall be equal to the lesser of (a) $3.00, or (b) the average closing bid price of the Corporation's Common Stock on the OTC Bulletin Board on each of the ten trading days ending on the fifth business day before the closing at which the shares are to be issued to the Investor.

     3.3 Payment. The Investor may pay the aggregate Exercise Price at its sole discretion in cash, or with unregistered shares of the Investor's common stock, $.10 par value per share (d Investor's Common Stock), or in any combination of cash and Investor's Common Stock. For purposes of calculating the cash equivalent of Investor's Common Stock, the price per share shall be equal to the average of the closing price for Investor's Common Stock on each of the ten trading days ending five business days before the closing at which the shares are to be issued to the Corporation.

     3.3  Purchase Option Term. The Option shall have a term (the Option
Term) expiring at midnight on the 31st of March, 1999. The Investor may exercise the Purchase Option, in one or more transactions, at any time during the Option Term by sending prior to the expiration of the Option Term written notice (an Exercise Notice) to the Corporation for each such transaction specifying the scope of exercise and the form of payment. The Corporation and the Investor shall work cooperatively to ensure a closing for such transaction occurs not less than thirty days, but not more than sixty days, after the Corporation receives an Exercise Notice.

     SECTION 4. Representations and Warranties of the Corporation. The Corporation represents and warrants to the Investor as follows:

     4.1 Organization. The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to own and lease its properties, to carry on its business as presently conducted and as proposed to be conducted and to carry out the transactions contemplated by this Agreement. The Corporation is duly qualified as a foreign corporation and is in good standing in all such jurisdictions (which jurisdictions are listed in Schedule 4.1A) in which the conduct of its business or its ownership or leasing of property requires such qualification. Schedule 4.1B contains a true, complete and accurate copy of the Articles of Incorporation, as amended to date, of the Corporation (the "Articles of Incorporation"). Schedule 4.1C contains a true, complete and accurate copy of the by-laws, as amended to date, of the Corporation (the "By-Laws").

     4.2 Capitalization. The entire authorized capital stock of the Corporation immediately before the Closing consists of 5,000,000 shares of Preferred Stock, 1,000,000 of which have been designated as Series A Convertible Preferred Stock, of which no shares have been issued or are outstanding, and 200,000,000 shares of Common Stock of which (i) 6,577,636 are issued and outstanding, fully paid and nonassessable; (ii) no shares are held as treasury shares; (iii)I1,100,816 shares have been reserved for issuance upon conversion of the Purchase Shares (the "Reserved Shares"),
(iv) 1,760,000 shares have been reserved for issuance upon exercise of options or warrants granted or to be granted. Schedule 4.2.1 contains a list of each holder of capital stock of the Corporation and options, warrants or rights to purchase such capital stock known to the Corporation where, immediately before the Closing, such holder has 5% or more of the capital stock of the Corporation. Except as set forth in Schedule 4.2.1,

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
there are no outstanding warrants, options, agreements, convertible securities or other commitments pursuant to which the Corporation is or may become obligated to issue any shares of its capital stock or other securities of the Corporation. Except as set forth in Schedule 4.2.1, the number of shares of capital stock, if any, issuable in connection with the securities described in the immediately preceding sentence is not subject to adjustment by reason of (i) the issuance of the Purchase Shares hereunder or (ii) the shares of Common Stock issuable upon conversion of the Purchase Shares. There are no preemptive or similar rights to purchase or otherwise acquire shares of capital stock of the Corporation from the Corporation pursuant to any provision of law, the Articles of Incorporation or the By-Laws or any agreement to which the Corporation is a party, or otherwise, and there is no agreement, restriction or encumbrance with respect to the sale or voting of any shares of the Corporation's capital stock (whether outstanding or issuable upon conversion or exercise of outstanding securities) other than the Shareholders Agreement (as defined in Section 4.18 below), the agreement with Dover Resources/Dover Corporation dated [insert date], the agreement with Wittcold Systems, Inc. dated May 1, 1996 and the agreements to be entered into pursuant to and upon the terms outlined in (i) the term sheet agreed to as of May 12, 1998 with SIR Worldwide, LLC, (ii) the letter of agreement dated July 6, 1998 with Rotary Power Enterprises, Inc., and
(iii) the letter of agreement dated June 3, 1998 with Alturdyne Corporation. The Corporation has not violated the Securities Act of 1933, as amended (the "Securities Act") or any securities law of any state or other jurisdiction in connection with the issuance of any securities prior to the date hereof.

     4.3 Subsidiaries. Any entity a majority of the outstanding equity interest of which is owned, directly or indirectly, by the Corporation is hereinafter referred to as a "Subsidiary." The Corporation has no subsidiaries other than the Subsidiaries listed on Schedule 4.3. Each Subsidiary of the Corporation has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Corporation's most recent Reports on Form 10-K, 8-K and 10-Q and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which it owns or leases properties or in which the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its Subsidiaries considered as a whole. All of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued and is fully paid and non-assessable, and all such capital stock of each Subsidiary owned by the Company, directly or through Subsidiaries, is owned free and clear of any mortgage, pledge, lien, encumbrance, claim or equity.

     4.4 Financial Statements. The audited balance sheet of the Corporation (the Balance) as of December 31, 1997 and the related audited statements of operations, changes in stockholders' equity and cash flows for the fiscal year then ended, copies of which have been furnished to the Investor, and unaudited balance sheet of the Corporation for the six months ending June 30, 1998 (the Balance Sheet Date) and the related unaudited statements of operations, changes in stockholders' equity and cash flows for such six months, copies of which have been furnished to the Investor, are complete and correct and fairly present the assets, liabilities and financial position of the Corporation as at such date, and the results of its operations and changes in stockholders' equity and cash flows for the fiscal year, or six month period, as the case may be, then ended. All such financial statements,

Document Page 5 of 78
including the related schedules and notes thereto have been prepared in compliance with GAAP applied consistently throughout the periods involved. Neither the Corporation nor its Subsidiaries has any material indebtedness, obligation, or other unusual forward or long-term commitment which is not fairly reflected in the foregoing financial statements or in the notes thereto.

     4.5  Absence of Undisclosed Liabilities.  Except as set forth in
Schedule 4.5 reflected on the Balance Sheet, neither the Corporation nor any of its subsidiaries has any liabilities of any nature (matured or unmatured, fixed or contingent) other than liabilities arising in the ordinary course of their business.

     4.6 Absence of Changes. Since the Balance Sheet Date there has not been (a) any material adverse change in the financial condition, results of operations, assets, liabilities, business or prospects of the Corporation or any Subsidiary, (b) any material asset or property of the Corporation or any Subsidiary made subject to a lien of any kind, except liens for taxes not yet due and payable, (c) any waiver of any valuable right of the Corporation, or the cancellation of any debt or claim held by the Corporation or any subsidiary, (d) any payment of dividends on, or other distribution with respect to, or any direct or indirect redemption or acquisition of, any shares of the capital stock of the Corporation or any Subsidiary, or any agreement or commitment therefor, other than this Agreement, (e) any mortgage, pledge, sale, assignment or transfer of any tangible or intangible assets of the Corporation or any Subsidiary, except in the ordinary course of business, (f) any loan by the Corporation or any Subsidiary to, or any loan to the Corporation or any Subsidiary from, any officer, director, employee or stockholder of the Corporation or any Subsidiary, or any agreement or commitment therefor, (g) any damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the assets, property or business of any of the Corporation or any Subsidiary, or (h) any change in the accounting methods or practices followed by the Corporation or any Subsidiary.

     4.7 Encumbrances. Except as set forth in Schedule 4.7, each of the Corporation and its Subsidiaries has good and marketable title to all of its property and assets, real, personal or mixed, tangible or intangible, which it purports to own, free and clear of all liens, security interests, charges and other encumbrances of any kind, except liens for taxes not yet due and payable.

     4.8 Burdensome Restrictions. Neither the Corporation nor any of its Subsidiaries is obligated under any contract or agreement or subject to any charter or other corporate restriction which materially and adversely affects its financial condition, results of operations, assets, liabilities, business or prospects.

     4.9  Intellectual Property Rights.

          4.9.1  Subject to Schedule 4.7, the Corporation or its
     Subsidiaries owns or has the right to use all Intellectual Property Rights that are necessary or required for the conduct of its business as presently conducted or as proposed to be conducted;

          4.9.2 Except as set forth in Schedule 4.9, no royalties or other amounts are payable by the Corporation or its Subsidiaries to other persons by reason of the ownership or use of such Intellectual Property Rights;



Document Page 6 of 78

          4.9.3 No product or service marketed or sold or proposed to be marketed or sold by the Corporation or its Subsidiaries and no Intellectual Property Rights proposed to be licensed by the Corporation or its Subsidiaries as licensor violates or will violate any license or infringes or will infringe any Intellectual Property Rights of another, nor has the Corporation or its Subsidiaries received any notice that any of the Intellectual Property Rights used in or necessary for its business or the operation or proposed operation of the business of the Corporation or its Subsidiaries conflicts or will conflict with the rights of others; and

          4/9/4 There are no claims pending or, to the Corporation's knowledge or its Subsidiaries knowledge, threatened with respect to any Intellectual Property Rights necessary or required for the conduct of the business of the Corporation or its Subsidiaries as currently conducted or as proposed to be conducted, nor does there exist any basis therefor.

     As used herein, the term "Intellectual Property Rights" means all patents, trademarks, service marks, trade names, copyrights, inventions, trade secrets, know-how, proprietary processes and formulae, applications for patents, trademarks, service marks and copyrights, and other industrial and intellectual property rights.

     4. 10 Litigation. Except as set forth in Schedule 4.7, there is no action, suit, claim, proceeding or investigation, at law, in equity or otherwise, or by or before any governmental instrumentality or other agency, now pending, or, to the Corporation's knowledge or its Subsidiaries' knowledge, threatened against or affecting the Corporation or its Subsidiaries, nor does there exist any basis therefor.

     4.11 No Defaults. The Corporation is not in violation or breach of, or in default under, any provision of (a) its Articles of Incorporation or its By-Laws, or (b) any note, indenture, mortgage, lease, contract, purchase order or other instrument, document or agreement to which the Corporation or its Subsidiaries is a party or by which it or any of its property is bound or affected or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body. To the Corporation's knowledge or its Subsidiaries' knowledge, there exists no condition, event or act which after notice, lapse of time, or both, would constitute a material violation or breach of, or a default under, any of the foregoing.

     4.12 Employment of Officers, Employees and Consultants. To the knowledge of the Corporation or its Subsidiaries, no third party may assert any valid claim against the Corporation or its Subsidiaries or any Designated Person (as defined below) with respect to (a) the continued employment by or association with the Corporation or its Subsidiaries of any of the present officers or employees of, or consultants to, the Corporation or its Subsidiaries (collectively, the "Designated Persons"), or (b) the use or disclosure by the Corporation or its Subsidiaries or any Designated Person of any information which the Corporation or its Subsidiaries or any Designated Person would be prohibited from using or disclosing under any prior agreements or arrangements or under any laws, including, without limitation, laws applicable to unfair competition, trade secrets or proprietary information.

     4.13 Taxes. The Corporation and each Subsidiary has filed all Federal, state, local and foreign tax returns which are required to be filed by it and all such returns are true and correct. The Corporation and each Subsidiary

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
has paid all taxes pursuant to such returns or pursuant to any assessments received by it or which it is obligated to withhold from amounts owing to any employee, creditor or third party, except, in each case, for those which are not yet due and payable pursuant to such returns.

     4. 14 PowerCold Business Plan. The Corporation has previously delivered to the Investor a copy of the PowerCold Business Plan, provided to the Investor on June 17, 1998 (the "PowerCold Business Plan"). As of the date hereof, the description in the PowerCold Business Plan provides an accurate summary of the Corporation and its proposed business and business plan. Each projection contained in the PowerCold Business Plan was prepared in good faith based on reasonable assumptions and represents the Corporation's good faith estimate of anticipated operating results and financial condition based on information available as of the date of the PowerCold Business Plan.

     4.15 Material Agreements. Except as set forth in Schedules 4.2.1 and 4.15, neither the Corporation nor any of its Subsidiaries is a party to any written or oral (a) contract with any labor union; (b) contract for the future purchase of fixed assets or for the future purchase of materials, supplies or equipment in excess of normal operating requirements; (c) contract for the employment of any officer, employee or other person or any contract with any person on a consulting basis; (d) bonus, pension, profit-sharing, retirement, stock purchase, stock option, hospitalization, medical insurance or similar plan, contract or understanding in effect with respect to employees or any of them or the employees of others; (e) agreement or indenture relating to the borrowing of money or to the mortgaging, pledging or otherwise placing a lien on any assets of the Corporation or its Subsidiaries; (f) guaranty of any obligation for borrowed money or otherwise;
(g) lease or agreement under which such the Corporation or any Subsidiary is lessee of or holds or operates any property, real or personal, owned by any other party; (h) lease or agreement under which the Corporation or any Subsidiary is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by the Corporation or its Subsidiaries; (i) license or lease agreement with respect to any Intellectual Property Rights, other than those arising in the ordinary course of the Corporation's business or its Subsidiaries' business; (j) agreement or other commitment for capital expenditures in excess of $20,000; (k) contract, agreement or commitment under which the Corporation or its Subsidiaries is obligated to pay any broker's fees, finder's fees or any such similar fees, to any third party; or (l) any other contract, agreement, arrangement or understanding which is material to the business of the Corporation or its Subsidiaries, or which is material to a prudent investor's understanding of the business of the Corporation or its Subsidiaries. Except as set forth in Schedules 4.2.1 and 4.15, the Corporation or its Subsidiaries is not engaged in any negotiations which could lead to any such contract, agreement, arrangement, understanding or commitment. Except as otherwise specified in Schedules 4.2.1 and 4.15, each contract, agreement, arrangement, understanding or commitment listed on Schedules 4.2.1. and 4.15 ("Material Agreement") is a valid and binding obligation of the Corporation or its Subsidiaries, and, to the knowledge of the Corporation or its Subsidiaries, each other party thereto, enforceable in accordance with its terms and has been duly executed and delivered by the Corporation or its Subsidiaries and, to the knowledge of the Corporation or its Subsidiaries, each other party thereto. With respect to each Material Agreement, (a) each party to such agreement has performed in all material respects all obligations required to be performed to date under such Material Agreement; (b) no party to such Material Agreement is in default or arrears under the terms of such Material Agreement; and (c) no condition exists or event has occurred that, with the


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
giving of notice or lapse of time or both, would constitute a default under such Material Agreement. The Corporation has furnished to the Investor true and correct copies of all such agreements and other documents requested by the Investor or their authorized representatives.

     4.16 Compliance. The Corporation and each Subsidiary has complied in all material respects with all Federal, state, local and foreign laws applicable to its business. The Corporation and each Subsidiary has all Federal, state, local and foreign governmental licenses, registrations and permits material to or necessary for the conduct of its business, and such licenses, registrations and permits are in full force and effect and there have been no material violations of any such licenses, registrations or permits. No proceeding is pending or, to the Corporation's knowledge and each Subsidiary's knowledge, threatened, to revoke or limit any thereof.

     4.17 Insurance. The Corporation and each Subsidiary maintains insurance of such types and in such amounts as is customary for companies similarly situated. No notice from any insurance carrier insuring the Corporation or its Subsidiaries has been received by the Corporation or its Subsidiaries claiming that it is in default with respect to any provision contained in any insurance policy.

     4.18 Authorization of Transaction Documents. The execution, delivery and performance by the Corporation of (a) this Agreement and (b) the Shareholders' Agreement of even date herewith by and among the parties hereto and certain other parties in the form of Exhibit 2 (Shareholders' Agreement (this Agreement and the Shareholders' Agreement individually and collectively shall be referred to herein as the "Transaction Documents") have been duly authorized by all requisite corporate action. The Corporation has duly authorized, executed and delivered each Transaction Document, and each Transaction Document constitutes the valid and binding obligation of the Corporation, enforceable in accordance with its terms. The execution, delivery and performance of the Transaction Documents, the issuance, sale and delivery of the Purchase Shares and the shares of Common Stock issuable upon conversion of the Purchase Shares (the "Reserved Shares"), and compliance with the provisions hereof and thereof by the Corporation does not and will not, with or without the passage of time or the giving of notice or both, violate, conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Corporation under, the Articles of Incorporation or By-Laws, any Material Agreement, or any provision of law, statute, rule or regulation or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body.

     4.19 Authorization of Series A Preferred Shares, Option Shares and Reserved Shares. The issuance, sale and delivery hereunder by the Corporation of the Purchase Shares and the Option Shares have been duly authorized by all requisite corporate action of the Corporation, and when so issued, sold and delivered the Purchase Shares and the Option Shares will be validly issued and outstanding, fully paid and nonassessable, and not subject to preemptive or any other similar rights of the stockholders of the Corporation or others. The issuance and delivery of the Reserved Shares have been duly authorized by all requisite corporate action of the Corporation. The Reserved Shares have been duly reserved for issuance upon conversion of any or all of the Purchase Shares, and when so issued and delivered upon conversion of the Purchase Shares, the Reserved Shares will be validly issued and outstanding, fully paid and nonassessable, and not subject to preemptive or any other similar rights of the stockholders of the Corporation or others.

Document Page 9 of 78

     4.20 Use of Proceeds. The net proceeds received by the Corporation from the sale of the Purchase Shares shall be used by the Corporation substantially as proposed in the PowerCold Business Plan.

     4.21 Governmental Consent or Approval Required. No authorization, consent, approval or other order of, declaration to, or filing with, any governmental agency or body is required to be made or obtained by the Corporation for or in connection with the valid and lawful authorization, execution and delivery by the Corporation of this Agreement, for or in connection with the valid and lawful authorization, issuance, sale and delivery of the Purchase Shares or the Reserved Shares.

     4.22 Registration Rights. Except as set forth in Section 9 herein, no person has any right to cause the Corporation to effect the registration under the Securities Act of any shares of Common Stock or Series A Preferred Stock or any other securities of the Corporation.

     4.23 Exemptions from Securities Laws. Subject to the accuracy of the representations and warranties of the Investor set forth in Section 6 hereof, the provisions of Section 5 of the Securities Act are inapplicable to the offering, issuance, sale and delivery the Purchase Shares, and no consent, approval, qualification or registration or filing under any state securities laws is required in connection therewith.

     4.24 Brokers. No person has, or will have, as a result of the transactions contemplated by the Transaction Documents, any right, interest, or valid claim against or upon the Corporation for any commission, fee or other compensation as a finder or broker because of any act or omission by the Company or any of its agents. The Company will pay, and hold each Investor harmless against, any liability, loss or expense (including reasonable attorneys' fees and out-of-pocket expenses) arising in connection with any such claim.

     4.25 SEC Reports. Since December 31, 1993, the Corporation has voluntarily complied with all requirements under the Securities Exchange Act of 1934, as amended from time to time (the "Exchange Act") applicable to issuers having securities registered under Section 12 of the Exchange Act.

     4.26 Disclosure. Neither this Agreement nor any other document, certificate or written statement furnished to the Investor by or on behalf of the Corporation contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. To the knowledge of the Corporation, there is no fact which materially adversely affects or in the future may (so far as it can now reasonably foresee) materially adversely affect the business, operations, affairs, prospects, condition, properties or assets of the Corporation or its Subsidiaries that has not been set forth in this Agreement or in the other documents, certificates or written statements furnished to the Investor by or on behalf of the Corporation.

     SECTION 5. Representations and Warranties of the Investor. The Investor represents and warrants to the Corporation as follows:

     5.1 Purchase for Investment. The Investor is acquiring the Purchase Shares and the Purchase Option for its own account, for investment and not for, with a view to, or in connection with, any distribution or public offering thereof within the meaning of the Securities Act.




Document Page 10 of 78

     5.2 Unregistered Securities; Legend. The Investor understands that the Purchase Shares and the Option Shares have not been, and will not be, registered under the Securities Act or any state securities law, by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act and such laws, that the Purchase Shares and the Option Shares must be held indefinitely unless they are subsequently registered under the Securities Act and such laws or a subsequent disposition thereof is exempt from registration, that the certificates for the Purchase Shares and the Option Shares shall bear a legend to such effect, and that appropriate transfer instructions may be issued. The Investor further understands that such exemption depends upon, among other things, the bona fide nature of the Investor's investment intent expressed herein. The Investor also understands that the Purchase Shares and the Option Shares are subject to the provisions of this Agreement and the Shareholders' Agreement.

     5.3 Status of the Investor. The Investor has not been formed for the specific purpose of acquiring the Purchase Shares and the Option Shares pursuant to this Agreement. The Investor understands the term "accredited investor" as used in Regulation D promulgated under the Securities Act and represents and warrants to the Corporation that the Investor is an "accredited investor" for purposes of acquiring the Purchase Shares and the Option Shares purchasable by it hereunder.


     5.4 Knowledge and Experience; Economic Risk. The Investor has sufficient knowledge and experience in business and financial matters and with respect to investment in securities of privately held as well as publicly traded companies so as to enable it to analyze and evaluate the merits and risks of the investment contemplated hereby and is capable of protecting its interest in connection with this transaction. The Investor is able to bear the economic risk of such investment, including a complete loss of the investment.

     5.5 Short Selling. The Investor agrees that it will not "short" the securities of the Corporation prior to its purchase of the Purchase Shares or of any Option Shares or prior to any conversion of the Purchase Shares into Common Stock.

     SECTION 6. Conditions Precedent to Closing by the Investor. The obligation of the Investor to purchase and pay for the Purchase Shares being purchased by such Investor at the Closing is subject to satisfaction (or waiver by such Investor) of the following conditions precedent at or before such Closing:

     6.1 Corporate Proceedings. All corporate and other proceedings to be taken and all waivers and consents to be obtained in connection with the transactions contemplated by the Transaction Documents shall have been taken or obtained and all documents incident to such transactions shall be reasonably satisfactory in form and substance to the Investor and their counsel, who shall have received all such originals or certified or other copies of such documents as they may reasonably request. The Second Amended and Restated Articles of Incorporation of the Corporation shall have been duly filed in Nevada and duly supplemented by the Certificate of Designations as set forth in Exhibit 1.

     6.2 Representations and Warranties Correct. The representations and warranties made by the Corporation in Section 4 hereof shall be true and correct when made, and shall be true and correct in all respects at the time of the Closing with the same force and effect as if they had been made at and as of the time of the Closing.


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
     6.3 Compliance with Covenants. The Corporation shall have duly complied with and performed all covenants and agreements of the Corporation herein which are required to be complied with and performed at or before the Closing.

     6.4 Certificate of Compliance. The Corporation shall have provided to the Investor a certificate, dated the date of the Closing, in form and substance reasonably satisfactory to the Investor, confirming compliance with the conditions set forth in Sections 6.2 and 6.3.

     6.5 Opinion of Counsel. At such Closing, the Investor shall have received an opinion of counsel for the Corporation, addressed to the Investor, covering such matters as they may reasonably request.

     6.6 Related Agreements and Documents. At or before such Closing, the parties thereto shall have executed and delivered the Transaction Documents, and the Corporation shall have delivered to the Investor such other documents consistent with the terms hereof as they shall reasonably request.

     6.7 Delivery of Certificates for Purchase Shares. The Corporation shall have delivered to the Investor certificates for the Purchase Shares being purchased by the Investor at such Closing, registered in the name of the Investor.

     6.8 Payment of Expenses. To the extent requested by the Investor, the Corporation shall have paid costs, expenses. fees. disbursements and taxes identified in Section 12 below.

     6.9 Undertaking Letter. The Corporation shall deliver to the Investor an executed undertaking letter in the form attached hereto as Exhibit 3.

     SECTION 7. Conditions Precedent to Closing by the Corporation. The obligation of the Corporation to issue and sell the Purchase Shares and the Purchase Option being sold to the Investor at any Closing is subject to satisfaction (or the waiver by the Corporation) of the following conditions precedent at or before such Closing:


     7.1 Representations and Warranties. The representations and warranties made by the Investor shall be true and correct when made, and shall be true and correct in all respects at the time of such Closing with the same force and effect as if they had been made at and as of the time of such Closing.

     7.2 Tender of Payment. At such Closing, the Investor shall have tendered payment for such Purchase Shares.

     SECTION 8.  Covenants

     8.1 Budgets and Operating Plans. At least 30 days prior to the beginning of each fiscal year of the Corporation, the Corporation shall prepare and submit a monthly operating plan of the Corporation, with monthly breakdowns, for such fiscal year (the "Budget") to the Board of Directors of the Corporation and the Investor. The Budget shall be accepted as the Budget for such fiscal year when it has been approved by the Board of Directors of the Corporation. The Budget shall be reviewed by the Corporation periodically and all changes therein and all material deviations therefrom, including any expenditure of funds, which are proposed to be made by the Corporation shall be resubmitted to its Board of Directors and the Investor in advance and shall be accepted when approved by, and the Corporation shall not make any such changes or material deviations to or from the Budget


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
without such prior approval of, the Board of Directors of the Corporation. The Budget shall include an income statement, balance sheet and cash flow information, all of which are unaudited and prepared by management of the Corporation.

     8.2 Insurance. The Corporation shall do or cause to be done all things necessary to preserve and maintain in full force and effect fire, casualty and comprehensive general liability and other liability insurance policies, with extended coverage, on the properties, assets, business and personnel of the Corporation, in amounts deemed adequate by the Corporation, and in accordance with the standards of the industry in which the Corporation operates.

     8.3 Maintenance of Corporate Existence, etc. The Corporation will do or cause to be done all reasonable things necessary to preserve and keep in full force and effect the existence and all of the rights (charter and statutory) of the Corporation, subject in all cases to the exercise by the directors of the Corporation of their fiduciary obligations. The Corporation shall comply in all material respects with the provisions of its Articles of Incorporation and By-Laws.

     8.4 Compliance with Applicable Laws. The Corporation shall conduct its business in compliance in all material respects with all laws and valid requirements of governmental authorities applicable to the conduct of such business or to the properties or assets of such company.

     8.5 Employee Agreements. The Corporation shall cause each person who becomes a consultant or employee of the Corporation subsequent to the date hereof, and who shall have or be proposed to have access to confidential or proprietary information of the Corporation, upon the commencement of such person's employment by the Corporation, to execute an agreement relating to matters of non-disclosure of confidential and proprietary information and assignment of patents, inventions and other Intellectual Property Rights in form and substance satisfactory to the Board of Directors. The Corporation shall use its best efforts to enforce, or to cause the Corporation to enforce, each such agreement, unless the Board of Directors, as a result of patent impracticability, cost or other factors, shall determine otherwise.

     8.6 Notice of Litigation and Defaults. Promptly after the occurrence thereof, the Corporation shall notify the Investor of (a) the initiation of any action, suit, proceeding, or governmental inquiry against the Corporation involving a claim for more than $50,000 or for injunctive relief; (b) any default by the Corporation under any of the Transaction Documents; and (c) any default by the Corporation under any agreement for borrowed money in excess ofI$50,000 or any other material agreement of any kind. In each case such notice shall be delivered together with a reasonably detailed description of the action taken or proposed to be taken by the Corporation with respect thereto.

     8.7 Availability of Common for Conversion. The Corporation will, from time to time, in accordance with the laws of the state of its incorporation, increase the authorized amount of Common Stock if at any time the number of shares of Common Stock remaining unissued and available for issuance shall be insufficient to permit the conversion of all the then outstanding shares of the Series A Preferred Stock.

     8.8 Right to Redeem or Convert Series A Preferred Stock. If the Corporation is unable to extinguish the existing rights of first refusal as outlined in the undertaking letter attached hereto as Exhibit 3, then the Investor shall have the right, upon the occurrence, in the sole and absolute

Document Page 13 of 78
determination of the Investor, of any adverse effect on the Investor resulting from any exercise of such unextinguished rights of first refusal, to give written notice to the Corporation of the Investor's demand for redemption of the Series A Preferred Stock. Within 10Idays of receipt of such notice, the Corporation shall o(a) redeem all of the Series A Preferred Stock held by the Investor for an amount of cash equal to 120% of the sum of
(i) the purchase price of the Series A Preferred Stock and (ii) all accrued and unpaid dividends thereon through the date of such redemption, or (b) exchange all of the Series A Preferred Stock held by the Investor for the promissory note of the Corporation attached hereto as Exhibit 4.

     8.9 Compliance by Subsidiaries. The Corporation will cause any Subsidiary which it may now have, and/or which it may organize or acquire in the future to comply fully with all terms and provisions of this Agreement to the same extent as if such Subsidiary or Subsidiaries were the Corporation herein.

     SECTION 9. Restrictions on Transferability of Securities; Registration; Compliance with Securities Act

     9.1 Restrictions on Transferability. Neither the Purchase Shares nor the Reserved Shares shall be transferable, except upon the conditions specified in this Section 9, which conditions are intended to insure compliance with the provisions of the Securities Act or, in the case of
Section 9.13 hereof, to assist in an orderly distribution of the Company's securities. The Investor will cause any proposed transferee of Purchase Shares or Reserved Shares held by it to agree to take and hold those securities subject to the provisions and upon the conditions specified in this Section 9.

     9.2 Certain Definitions. As used in this Section 9, the following terms shall have the following respective meanings:

     "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

     "Restricted Securities" shall mean the securities of the Company required to bear or bearing the legend set forth in Section 9.3 hereof.

     "Registrable Securities" shall mean (i) the Purchase Shares, (ii) the Reserved Shares, (iii) the Option Shares and (iv) any shares of Common Stock issued as dividends on the Purchase Shares or the Option Shares.

     The terms "register," "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the effectiveness of such registration statement.

     "Registration Expenses" shall mean all expenses incurred by the Company in compliance with Section 9.5 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company and one special counsel for the Investor chosen by the Investor (such special counsel's fees not to exceed $10,000), blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).





Document Page 14 of 78

     "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities, and all fees and disbursements of counsel for the Investor not included in Registration Expenses.

     "Other Shareholders" shall have the meaning set forth in Section
9.5(b).II

     9.3 Restrictive Legend. Each certificate representing (i) the Purchase Shares, or (ii) Reserved Shares, or (iii) any other securities issued in respect of the Purchase Shares or the Reserved Shares, upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted or unless the securities evidenced by such certificate shall have been registered under the Securities Act) be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under applicable state securities laws):

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF l933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION UNDER SAID ACT.

     Upon request of a holder of such a certificate, the Company shall remove the foregoing legend from the certificate or issue to such holder a new certificate therefor free of any transfer legend, if with such request, the Company shall have received either the opinion referred to in Section 9.4(a)(i) or the "no-action" letter referred to in Section 9.4(a)(ii), to the effect that any transfer by such holder of the securities evidenced by such certificate will not violate the Securities Act and applicable state securities laws.

     Such certificate shall also contain the following legend:

THESE SECURITIES ARE SUBJECT TO THE PREFERRED STOCK PURCHASE AND OPTION AGREEMENT DATED SEPTEMBER 1, 1998 AND A SHAREHOLDERS' AGREEMENT DATED SEPTEMBER 1, 1998, COPIES OF WHICH MAY BE OBTAINED FROM THE CORPORATION.

     9.4  Notice of Proposed Transfers and Securities Act Compliance.

          (a) The Investor by acceptance of the Restricted Securities agrees to comply in all respects with the provisions of this Section 9.4. Prior to any proposed transfer of any Restricted Securities (other than under circumstances described in Section 9.5 hereof), the Investor shall give written notice (or oral notice in the case of transactions in compliance with Rule 144) to the Company of the Investor's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall be accompanied (except in transactions in compliance with Rule 144) by either (i) a written opinion of Day, Berry & Howard LLP or other legal counsel (including counsel for the Investor who also may be an employee of the Investor) who shall be reasonably satisfactory to the Company, addressed to the Company and reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act and applicable state securities laws, or (ii)a "no-action" letter from the Commission to the effect that the distribution of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto. Upon receipt by the Company of such notices and


Document Page 15 of 78
accompanying opinion or "no-action" letter, if required, the Investor shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the Investor to the Company. Each certificate evidencing the Restricted Securities transferred as above provided shall bear the appropriate restrictive legend set forth in Section
9.3 above, except that such certificate need not bear such restrictive legend if such legend is no longer required if the opinion of counsel or "no-action" letter referred to above is to the further effect that such legend is not required in order to establish compliance with any provisions of the Securities Act or applicable state securities laws or if the transaction is made, to the Company's reasonable satisfaction, in compliance with Rule 144.

          (b) With a view to making available the benefits of certain rules and regulations of the Commission and applicable state securities laws which may permit the sale of the Restricted Securities without registration, the Company agrees to (i) make available to the holder of Restricted Securities and any proposed transferee current financial and other information about the Company and an adequate opportunity for the proposed transferee to visit the Company's offices and discuss its affairs with management, subject to applicable confidentiality and non-disclosure provisions, and (ii) use its best efforts to otherwise cooperate with such holder and such transferee, all as may be reasonably required by such holder or proposed transferee.

     9.5  Registration.

          (a) Within thirty (30) days of the date hereof, and, if the Investor shall purchase any Option Shares pursuant to the Purchase Option hereunder, within thirty (30) days of the purchase of such Option Shares, the Company will file a registration statement with the Commission covering all of the then outstanding and unregistered Registrable Securities and will use its diligent best efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) as would permit or facilitate the sale and distribution of all of such Registrable Securities.

     Either registration statement may include other securities of the Company which are held by officers or directors of the Company or which are held by parties who, by virtue of agreements with the Company, are entitled to include their securities in any such registration ("Other Shareholders").

     9.6 Expenses of Registration. The Company shall bear all Registration Expenses incurred in connection with either registration, qualification and compliance by the Company pursuant to Section 9.5 hereof. All Selling Expenses shall be borne by the Investor.

     9.7 Registration Procedures. The Company will keep the Investor advised in writing as to the initiation of any registration and as to the completion thereof. At its expense, the Company will:
          (a) keep such registration(s) effective for a period of three (3) years or until the Investor has completed the distribution described in the registration statement relating thereto, whichever first occurs;
          (b) furnish such number of prospectuses and other documents incident thereto as a Holder from time to time may reasonably request; and
          (c) use its best efforts to register or qualify the Registrable Securities under the securities or blue-sky laws of such jurisdictions as any Holder may request; provided, however, that the Company shall not be obligated to register or qualify such Registrable Securities in any particular jurisdiction in which the Company would be required to execute a

Document Page 16 of 78
general consent to service of process in order to effect such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder.

     9.8  Indemnification and Contribution.


          (a) The Company, with respect to any registration, qualification and compliance effected pursuant to this Section 9, will indemnify and hold harmless each Holder, each of its officers, directors and partners, and each party controlling such Holder, and each underwriter, if any, and each party who controls any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in the prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with such registration, qualification or compliance, and will reimburse each such Holder, each of its officers, directors and partners, and each party controlling such Holder, each such underwriter and each party who controls any such underwriter, for any legal and any other expenses incurred in connection with investigating or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based solely upon written information furnished to the Company by such Holder or underwriter, as the case may be, and stated to be specifically for use therein.

          (b) Each Holder and Other Shareholder will, if Registrable Securities held by such party are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors and officers and each underwriter, if any, of the Company's securities covered by such a registration statement, each party who controls the Company or such underwriter, each other such Holder and Other Shareholder and each of their respective officers, directors and partners, and each party controlling such Holder or Other Shareholder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, Other Shareholders, directors, officers, partners, parties, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document solely in reliance upon and in conformity with written information furnished to the Company by such Holder or Other Shareholder and stated to be specifically for use therein; provided, however, that the obligations of such Holders and Other Shareholders hereunder shall be limited to an amount equal to the proceeds to each such Holder or Other Shareholder of securities sold as contemplated herein.

Document Page 17 of 78

          (c) Each party entitled to indemnification under this Section 9.8 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense (unless the Indemnified Party shall have been advised by counsel that actual or potential differing interests or defenses exist or may exist between the Indemnifying Party and the Indemnified Party, in which case such expense shall be paid by the Indemnifying Party), and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 9. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

          (d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any holder of Restricted Securities exercising rights under this Agreement, or any controlling person of any such holder, makes a claim for indemnification pursuant to this Section 9.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 9.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling holder or any such controlling person in circumstances for which indemnification is provided under this Section 9.8; then, and in each such case, the Company and such holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such holder is responsible for the portion represented by the percentage that the public offering price of its Restricted Securities offered by the registration statement bears to the public offering price of all securities offered by such registration statement, and the Company is responsible for the remaining portion; provided, however, that, in any such case, (A) no such holder will be required to contribute any amount in excess of the public offering price of all such Restricted Securities offered by it pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

     9.9 Information by Holder. Each Holder of Registrable Securities, and each Other Shareholder holding securities included in any registration, shall furnish to the Company such information regarding such Holder or Other Shareholder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Section 9.

     9.10 Limitations on Registration of Issues of Securities. From and after the date of this Agreement, the Company shall not enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder the right to require the

Document Page 18 of 78

Company to initiate any registration of any securities of the Company; provided that this Section 9.10 shall not limit the right of the Company to enter into any agreements with any holder or prospective holder of any securities of the Company giving such holder or prospective holder the right to require the Company, upon any registration of any of its securities, to include, among the securities which the Company is then registering, securities owned by such holder and provided further that the Board, by unanimous vote, may waive the requirement that the Company not enter into any agreement giving a holder of any securities of the Company the right to require the Company to initiate registration of any securities of the Company. Any right given by the Company to any holder or prospective holder of the Company's securities in connection with the registration of securities shall be conditioned such that it shall be consistent with the provisions of this Section 9 and with the rights of the Holders provided in this Agreement.

     9.11 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of the Restricted Securities to the public without registration, the Company agrees to:

          (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

          (b) Use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

          (c) So long as the Investor owns any Restricted Securities, furnish to the Investor forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as the Investor may reasonably request in availing itself of any rule or regulation of the Commission allowing the Investor to sell any such securities without registration.

     9.12 Transfer of Registration Rights. The rights to cause the Company to register securities granted by the Company under this Section 9 may be assigned by any Holder to a transferee or assignee, provided that the Company is given written notice at the time of or within a reasonable time after said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being assigned, and provided further that the transferee or assignee of such rights is not deemed by the Board, in its reasonable judgment, to be a competitor of the Company; and provided further that the transferee or assignee of such rights assumes the obligations of the Investor under this Agreement.

     9.13 "Market Stand-Off" Agreement. The Investor agrees, if requested by the Company and an underwriter of Common Stock (or other securities) of the Company, not to sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by it during the ninety (90) day period following the effective date of a registration statement of the Company filed under the Securities Act, provided that:


          (a) such agreement only applies to the first such registration statement of the Company including securities to be sold on its behalf to the public in an underwritten offering; and



Document Page 19 of 78

          (b) all Holders, Other Shareholders and officers and directors of the Company enter into similar agreements.

     Such agreement shall be in writing in a form satisfactory to the Company and such underwriter. The Company may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of said ninety (90) day period.

     SECTION 10. Remedies. In case any one or more of the representations, warranties, covenants or agreements set forth in this Agreement shall have been breached by the Corporation, the Investor may proceed to protect and enforce its rights, including, but not limited to, an action for damages as a result of any such breach or an action for specific performance of any such covenant or agreement contained in this Agreement. Any controversy arising out of, connected to, or relating to any matters herein of the transactions between Investor and Corporation, on behalf of the undersigned, or this Agreement, or the breach thereof, including, but not limited to any claims of violations of Federal and/or State Acts or common law, shall be settled by arbitration; and in accordance with this paragraph and judgment on the arbitrator's s award may be entered in any court having jurisdiction thereof in accordance with the provisions of New York Law. In the event of such a dispute, each party to the conflict shall select an arbitrator, both of whom shall then together select a third arbitrator which shall constitute the three person arbitration board. The decision of a majority of the board of arbitrators, who shall render their decision within thirty (30) days of appointment of the final arbitrator, shall be binding upon the parties.

     SECTION 11. Indemnification. The Corporation shall indemnify, defend and hold the Investor harmless from and against all liabilities, losses, and damages, together with all reasonable costs and expenses related thereto (including, without limitation, reasonable legal and accounting fees and expenses), which would not have been incurred if (a) all of the representations and warranties of the Corporation herein had been true and correct when made and (b) all of the covenants and agreements of the Corporation herein had been duly and timely complied with and performed.

     SECTION 12.  Survival of Representations, Warranties and Agreements.
The covenants, representations and warranties of the parties contained herein shall survive the Closing hereunder. Each of the parties may rely on such covenants, representations and warranties irrespective of any investigation made, or notice or knowledge held by, it or any other person. All statements contained in any certificate or other instrument delivered by any party pursuant to this Agreement or in connection with the transactions contemplated by this Agreement shall constitute representations and warranties by such party under this Agreement, subject to the qualifications set forth herein and therein.

     SECTION 13. Payment of Certain Expenses. The Corporation will pay, and hold the Investor harmless from and against all liability for the payment of
(a) all costs and other expenses incurred in connection with the Corporation's performance of and compliance with all agreements and conditions contained herein on its part to be performed or complied with, and
(b) the reasonable out-of-pocket fees for counsel to the Investor in connection with this financing, plus such counsel's reasonable disbursements in connection therewith (up to a maximum of $21,500). The Company further agrees that it will pay, and will hold the Investor harmless from, any and all liability with respect to any stamp issue or similar taxes which may be determined to be payable in connection with the issuance, sale and delivery of the Purchase Shares and Purchase Option.


Document Page 20 of 78

     SECTION 14. Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, each of the parties hereto and their respective legal representatives, successors and assigns.


     SECTION 15. Entire Agreement; Effect on Prior Documents. This Agreement and the other documents referred to herein or delivered pursuant hereto contain the entire agreement among the parties with respect to the financing transactions contemplated hereby and supersede all prior negotiations, commitments, agreements and understandings among them with respect thereto.

     SECTION 16. Notices. All notices, requests, consents and other communications hereunder ("Notices") to any party shall be contained in a written instrument addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by the addressee to the addresser listing all parties and shall be deemed given (a) when delivered in person or duly sent by fax showing confirmation of receipt, (b) three days after being duly sent by first class mail postage prepaid (other than in the case of Notices to or from any non-U.S. resident), or (c) two days after being duly sent by DHL, Federal Express or other recognized express courier service:

     (a)  if to the Corporation, to:

          PowerCold Corporation
          103 Guadalupe Drive
          Cibolo, TX  78108I
          Attention: Frank Simola
          Fax:  210-658-5675

     (b)  if to the Investor, to:

          Intermagnetics General Corporation
          450 Old Niskayuna Road
          P.O. Box 461
          Latham, New York 12110-0461
          Attention: Carl H. Rosner
          Fax: 518-783-2610

     SECTION 17. Amendments; Waivers. This Agreement may be amended, and compliance with the provisions of this Agreement may be omitted or waived, only by the written agreement of the Corporation and the Investor.

     SECTION 18. Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart shall be deemed to be an original instrument, and all such counterparts together shall constitute but one agreement. Any such counterpart may contain one or more signature pages.

     SECTION 19. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

     SECTION 20. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of New York, without regard to its principles of conflicts of laws.






Document Page 21 of 78

     SECTION 21. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     IN WITNESS WHEREOF, the undersigned have executed this Preferred Stock Purchase and Option Agreement as of the day and year first written above.

POWERCOLD CORPORATION


    /s/ Francis L. Simola
By: _________________________...

Name: Francis L. Simola
Title: President

INTERMAGNETICS GENERAL CORPORATION


    /s/ Michael C. Zeigler
By: __________________________...

Name:  Michael C. Zeigler
Title:  Senior Vice President - Finance


































Document Page 22 of 78

                                Schedule 4.1A
                     Jurisdictions of Foreign Qualification



                               Schedule 4.1B
              Certified Articles and Certificate of Designations

(           FILED         )
(   In the office of the  )
(Secretary of State of the)
(     STATE OF NEVADA     )

(   SEP 14 1998   )
(   No C-7779-87  )
(/s/ Dean Heller  )
(Dean Heller,
  Secretary of State)

        THIS FORM SHOULD ACCOMPANY ANY AMENDED AND RESTATED ARTICLES OF
                  INCORPORATION FOR A NEVADA CORPORATION

     Name of Corporation:   Powercold Corporation
     Date of adoption of Amended or Restated Articles:  September 14, 1998
     a)  Was there a name change?  No
     b)  Did you change the Resident Agent?  No
     c)  Did you change the purpose?  No
     d)  Did you change the capital stock?  No
     e)  Did you change the Directors?  Yes
            Article IX - Directors shall be 4 - maximum of 9
     f)  Did you add the directors liability provision?  No
     g)  Did you change the period of existence?  No
     h) If none of the above apply, and you have amended or modified the Articles of Incorporation, how did you change the Articles? (blank)

Name and Title of Officer: /s/ Francis L. Simola, President, September 14, 1998

Name and Title of Officer: /s/ George C. Briley, Secretary, September 14, 1998

Acknowledgement;
State of Nevada
County of Clark

On September 14, 1998 personally appeared before me, a Notary Public, Francis Simola and George Briley, who acknowledged he executed the above instrument on behalf of said Corporation.

/s/ Richard Daniel Fritzler II, Notary Public in the State of Nevada, County of Clark, Commission expires May 23, 1999.

(     RECEIVED     )
(September 14, 1998)
(Secretary of State)





Document Page 23 of 78

(           FILED         )
(   In the office of the  )
(Secretary of State of the)
(     STATE OF NEVADA     )

(   SEP 14 1998   )
(   No C-7799-87  )
(/s/ Dean Heller  )
(Dean Heller,
  Secretary of State)

                   CERTIFICATE OF THIRD AMENDMENT AND RESTATEMENT
                                     OF THE
                           ARTICLES OF INCORPORATION
                                       OF
                            POWERCOLD CORPORATION
                          (After Issuance of Stock)

     Pursuant to the provision of the Nevada Business Corporation Act,
Section 78.010, et. Seq. The undersigned Corporation hereby adopts the following Articles of Incorporation as follows:

1.  The name of the Corporation is POWERCOLD CORPORATION.

2.  The text of each amendment adopted and restatement is as follows:

                                  ARTICLE I
                                     NAME

The name of the Corporation is POWERCOLD CORPORATION.

                                  ARTICLE II
                                   DURATION



This Corporation has perpetual existence.

                                  ARTICLE III
                             CORPORATION PURPOSES

The purpose or purposes for which the Corporation is organized are all things necessary or convenient to carry out any lawful business, including the financial services industry, as well as those itemized under the Nevada Business Corporation Act, including any amendments thereto or successor statute that may hereinafter be enacted.



                                  ARTICLE IV
                                CAPITALIZATION

SECTION 1: Aggregate Number of Shares. The total number of shares which the Corporation shall have authority to issue is 205,000,-000 shares of which:
(a) 5,000,000 shares shall be Preferred Stock of par value $0.001 per share,
(b) 200,000,000 shares shall be Common Stock of the par value of $0.001 per share.



Document Page 24 of 78

SECTION 2: Rights of Preferred Stock. The Preferred Stock may be issued from time to time in one or more series and with such designations for each such series as shall be stated and expressed in the resolution or resolutions providing for the issue of each such series adopted by the Board of Directors. The Board of Directors in any such resolution or resolutions is expressly authorized to state and express for such series:

     (i) The voting powers, if any, of the holders of the stock of such series;

     (ii) The rate per annum and the times at and conditions upon which the holders of stock of such series shall be entitled to receive dividends, and whether such dividends shall be cumulative or non-cumulative and if cumulative the terms upon which such dividends shall be cumulative;

     (iii) The price or prices and the time or times at and the manner in which the stock of such series shall be redeemable and the terms and amount of any sinking fund provided for the purchase or redemption of shares;

     (iv) The rights to which the holders of the shares of stock of such series shall be entitled upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

     (v) The terms, if any, upon which shares of stock of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes or of any other series of the same or any other class or classes, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any; and

     (vi) Any other designations, preferences, and relative participating, optimal or other special rights, and qualifications, limitations or restrictions thereof so far as they are not inconsistent with the provisions of the Articles of Incorporation, as amended, and to the full extent now or hereafter permitted by the laws of Nevada.

SECTION 3: Rights of Common Stock. The Common Stock may be issued from time to time in one or more series and with such designation for each such series as shall be stated and expressed in the resolution or resolutions providing for the issue of each such series adopted by the Board of Directors. The Board of Directors in any such resolution or resolutions is expressly authorized to state and express for each such series:


     (i) The voting powers, if any, of the holders of the stock of such series;

     (ii) The rate per annum and the times at and conditions upon which the holders of stock of such series shall be entitled to receive dividends, and whether such dividends shall be cumulative or non-cumulative and if cumulative the terms upon which such dividends shall be cumulative;

     (iii) The price or prices and the time or times at and the manner in which the stock of such series shall be redeemable and the terms and amount of any sinking fund provided for the purchase or redemption of shares;



Document Page 25 of 78

     (iv) The rights to which the holders of the shares of stock of such series shall be entitled upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

     (v) The terms, if any, upon which shares of stock of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes or of any other series of the same or any other class or classes, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any; and

     (vi) Any other designations, preferences, and relative participating, optimal or other special rights, and qualifications, limitations or restrictions thereof so far as they are not inconsistent with the provisions of the Articles of Incorporation, as amended, and to the full extent now or hereafter permitted by the laws of Nevada.

     (vii) Each holder of the Common Stock shall have one vote in respect of each share of such stock held by such holder of Common Stock.



                                  ARTICLE V
                              NO PREEMPTIVE RIGHTS

Except as may otherwise be provided by the Board of Directors, no preemptive rights shall exist with respect to shares of stock or securities convertible into shares of stock of this Corporation.

                                  ARTICLE VI
                             NO CUMULATIVE VOTING

Each shareholder entitled to vote at any election for Directors shall have the right to vote, in person or by proxy, one vote for each share of stock owned by such shareholder for as many persons as there are Directors to be elected and for whose election such shareholder has a right to vote, and no shareholder shall be entitled to cumulate their votes.

                                  ARTICLE VII
                                     BYLAWS

The Board of Directors shall have the power to adopt, amend or repeal the Bylaws or adopt new Bylaws. Nothing herein shall deny the concurrent power of the shareholders to adopt, alter, amend or repeal the Bylaws.

                                  ARTICLE VIII
                         REGISTERED OFFICE AND ADDRESS

The address of the registered office of the Corporation is: 1800 East Sahara, Suite 107, Las Vegas, Nevada 891-4 and the name of it's initial registered agent at such address is Nevada Corporate Services.

                                  ARTICLE IX
                                   DIRECTORS

SECTION 1:  Classification.

     (i) The governing board shall be styled "Board of Directors" and the Board of Directors shall consist of (4) directors. Provided that the Corporation has at least one director, the number of directors may at any time or times be increased or decreased to a maximum number of nine (9) as provided in the Bylaws, except that the number of directors

Document Page 26 of 78
     may exceed nine (9) in the case of an increase in the number of directors by reason of any rights with respect to any outstanding series of Preferred Stock. The board is divided into three classes, Class I, Class II, and Class III. The number of directors in each class shall be the whole number contained in the quotient arrived at by dividing the authorized number of directors by three and if a fraction is also contained in such quotient, then if such fraction is one-third (1/3) the extra director shall be a member of Class III and if the fraction is two-thirds (2/3) one of the directors shall be a member of Class III and the other shall be a member of Class II.
     Each director shall serve for a term ending on the third annual meeting following the annual meeting at which such director was elected; provided, however, that the directors first elected to Class I shall serve for a term ending on the annual meeting next ensuing, the directors first elected to Class II, shall server for a term ending on the second annual meeting following the meeting at which such directors were first elected, and the directors first elected to Class II shall serve a full term as herein above provided. The foregoing notwithstanding, each director shall serve until his/her successor shall have been duly elected and qualified, unless he shall resign, become disqualified or disabled, or shall otherwise be removed.

     For purposes of the preceding paragraph, reference to the first election of directors shall signify the first election of directors concurrent with the approval of stockholders of this Article. At each annual election held thereafter, the directors chosen to succeed those whose terms then expire shall be identified as being of the same class as the directors they succeed. If for any reason the number of directors in the various classes shall not conform with the formula set forth in the preceding paragraph, the board of Directors may redesignate any director into a different class in order that the balance of directors in such classes shall confirm hereto.

     (ii) Except as provided herein, no director of the Corporation shall be removed from his office as a director by vote or other action of stockholders or otherwise except by the affirmative vote of the holders of not less than sixty-six and two-thirds percent (66 2.3%) of the outstanding shares of voting stock of the Company.

     (iii) A director need not be a stockholder. The election of Directors need not be by ballot unless the bylaws require.

                                  ARTICLE X
                              DIRECTORS' LIABILITY

No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer. However, the foregoing provision shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statues. Any repeal or modification of the Article by the shareholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.




Document Page 27 of 78

                                  ARTICLE XI
                                  INDEMNITY

SECTION 1: Right to Indemnify. Subject to any restrictions set forth in the Bylaws of this Corporation, every person who was or is a party, or is threatened to be made a party or is involved win any action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, or as it'' representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid in settlement) reasonably incurred by him or suffered by him in connection therewith. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right to which such directors, officers, or representatives may have or hereafter acquire, and without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of shareholders, provision of law, or otherwise, as well as their rights under this Article.

SECTION 2: Expenses Advanced. Subject to any restrictions set forth in the Bylaws of this Corporation, expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding by reason of any act or omission of such director or officer acting as a director or officer, shall be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that is he is not entitled to be indemnified by the Corporation.

SECTION 3: Bylaws; Insurance. Without limiting the application of the foregoing, the Board of Directors may adopt bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, to limit the right of indemnification, and may cause the Corporation to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director or officer of the Corporation, as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred in any such capacity or arising out of such status, to the fullest extent permitted by the laws of the State of Nevada, whether or not the Corporation would have the power to indemnify such person. The indemnification and advancement of expenses provided in this Article shall continue for a person who has ceased to be a director, officer, employee, or agent and inure to the benefit of the heirs, executors, spouses, and administrators of such a person.

                                  ARTICLE XII
            LIMITATION ON RIGHT TO CALL SPECIAL SHAREHOLDERS' MEETING

Special meetings of stockholders of the Corporation may be called by the Board of Directors pursuant to a resolution approved by a majority of the Board of Directors, or by the holders of ten percent (10%) of the voting power of the Corporation, upon not less than 30 nor more than 50 days' written notice to the stockholders of the Corporation.

Document Page 28 of 78

                                  ARTICLE XIII
                    AMENDMENT TO ARTICLES OF INCORPORATION


This Corporation reserves the right to amend or repeal any provisions contained in these Articles of Incorporation, in any manner now or hereafter permitted by law, and all rights and powers conferred herein on the shareholders an directors of this Corporation are subject to this reserved power.

                                  ARTICLE XIV
                               STOCK REDEMPTION

SECTION 1: Right of Redemption. In the event that a person ("Acquiring Person") (a) who is the beneficial owner, directly or indirectly, of more than twenty percent (20%) of the Common shares outstanding becomes the beneficial owner, directly or indirectly, or any additional Common Shares pursuant to a tender offer or (b) becomes the beneficial owner, directly or indirectly, of more than twenty percent (20%) of the Common Shares outstanding and any of such Common Shares were acquired pursuant to a tender offer, each holder of Common Shares, other than the Acquiring Person, its Affiliates or Associates or a transferee of the Acquiring Person, shall have the right until and including the thirtieth day following the date the notice to holders of Common shares referred to in Section 3 herein is mailed, to have the Common shares held by such holder redeemed by the Corporation at the Redemption Price determined as provided in Section 5 herein; and, each holder of securities convertible into Common shares or of options, warrants, or rights exercisable to acquire Common Shares prior to such thirtieth day, other than the Acquiring Person, its Affiliates or Associates or a transferee of the Acquiring Person, shall have the right simultaneously with the conversion of such securities or exercise of such options, warrants, or rights to have the common Shares to be received thereupon by such holder redeemed by the Corporation at the Redemption Price; PROVIDED that no holder of Common Shares shall have any right t6o have Common Shares redeemed by the Corporation pursuant to this Article XIV if the Corporation acting through a majority of its Board of Directors, shall within ten days following the announcement or publication of such tender offer or following any amendment to such tender offer recommend to the holders of Common shares that such tender offer be accepted by the holders of Common Shares; PROVIDED FURTHER that no holder of Series A Convertible Preferred Stock of the Corporation or Common Shares issued upon conversion of Series A Convertible Preferred Stock, shall be deemed an "Acquiring Person' for purposes of this Article XIV.

SECTION 2:  Definitions.  For purposes of this Article XIV:

     (i) The term "person" shall include an individual, a corporation, partnership, trust or other entity or any affiliate or associates of the above. When two or more persona act as a partnership, limited partnership, syndicate, or other group for the purpose of acquiring Common Shares, such partnership, syndicate or group shall be deemed a "person".

     (ii) For the purpose of determining whether a person is an "Acquiring Person", such person shall be deemed to beneficially own:
     (a) all Common shares with respect to which such person has the capability to control or influence the voting power in respect thereof and (b) all Common Shares which such person has the immediate or future right to acquire, directly or indirectly, pursuant to agreements, through the exercise of options, warrants or rights and through the conversion of convertible securities or otherwise; and all Common Shares



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
     which such person has the right to acquire in such manner shall be deemed to be outstanding shares, but Common Shares which any other person has the right to acquire in such manner shall not be deemed to be outstanding shares.

     (iii) The acquisition of Common Shares by the Corporation or by any person controlled by the Corporation shall not engender the right to have Common Shares redeemed pursuant to this Article XIV.

     (iv)  The right to have Common shares redeemed pursuant to this
     Article XIV shall attach to such shares and shall not be personal to the holder thereof.

     (v) The term "tender offer" shall mean an offer to acquire or an acquisition of Common shares pursuant to a request or invitation for tenders or an offer to purchases such shares for cash, securities or any other considerations.

     (vi) Subject to the provisions of Section 2, Clause (ii) herein, "outstanding shares" shall mean Common Shares which at the time in question have been issued by the Corporation and not reacquired and held or retired by it or held by any subsidiary of the Corporations.

SECTION 3:  Notice.

     (i) Not later than twenty days following the date on which the Corporation receives credible notice that any person has become an Acquiring Person, whereupon the right shall be engendered to have Common Shares redeemed by the Corporation under this Article XIV, the Corporation shall give written notice, by first class mail, postage prepaid, at the addresses shown on the records of the Corporation, to each holder of record of Common Shares (and to any other person known by the Corporation to have rights to demand redemption pursuant to
     Section 1 of this Article) as of a date not more than seven days prior to the date of the mailing pursuant to this Section 3 and shall advise each such holder of the right to have shares redeemed and the procedures for such redemption. In the event that the Corporation fails to give notice as required by this Section 3, any holder entitled to receive such notice may within twenty days thereafter serve written demand upon the Corporation to give such notice. If within twenty days after the receipt of written demand the Corporation fails to give the required notice, such holder may at the expense and on behalf of the Corporation take such reasonable action as may be appropriate to give notice or to cause notice to be given pursuant to this Section 3.

     (ii) In the event Common shares are subject to redemption in accordance with this Article XIV, the Directors of the Corporation shall designate a Redemption Agent, which shall be a corporation or association: (a)(i) organized and doing business under the laws of the United States or any State, (ii) subject to supervision or examination by Federal or State authority, (iii) having combined capital and surplus of at lease $5,000,000 and (iv) having the power to exercise corporate trust powers; (b) the Transfer Agent of the Corporation.

     (iii) For a period of thirty days from the date of the mailing of the notice to holders of Common shares referred t in this Section 3, holders of Common shares and other person entitled to have Common shares redeemed pursuant to this Article XIV may, at their option, deposit certificates representing all or less than all Common Shares held of record by them with the Redemption Agent together with written

Document Page 30 of 78
     notice that the holder elects to have such shares redeemed pursuant to this Article XIII. Redemption shall be deemed to have been effected at the close of business on the day such certificates are deposited in proper form with the Redemption Agent.

     (iv) The Corporation shall promptly deposit in trust with the Redemption Agent cash in an amount equal to the aggregate Redemption Price of all the Common shares deposited with the Redemption Agent for purposes of redemption.

     (v) As soon as practicable after receipt by the Redemption Agent of the cash deposit by the Corporation referred to in this Section 3, the Redemption Agent shall issue its checks payable to the order of the persons entitled to receive the redemption Price of the Common shares in respect of which such cash deposit was made.

SECTION 4: Common Shares Redeemed. All Common Shares with respect to which redemption has been effected pursuant to this Article XIV shall thereupon be deemed retired.

SECTION 5:  Redemption Price.

     (i) The Redemption Price shall be the amount payable by the Corporation in respect of each Common Share with respect to which redemption has been demanded pursuant to this Article XIV and shall be the greater amount determined on either of the following basis, (but in no event shall the Redemption Price be less than the amount of shareholders' equity in respect of each outstanding Common share as determined in accordance with generally accepted accounting principles and as reflected in any published report by the Corporation as at the fiscal year quarter ending immediately preceding the notice to shareholders referred to in Section 3 herein):

          (a) the highest price per Common Share, including any commission paid to brokers or dealers for solicitation or whatever, at which Common shares held by the Acquiring Person were acquired pursuant to a tender offer regardless of when such tender offer was made or were acquired pursuant to any market purchase or otherwise within eighteen months prior to the notice to holders of Common shares referred to in Section 3 herein. For purposes of this subsection
          (a), if the consideration paid in any such acquisition of Common Shares consisted, in whole or part, of consideration other than cash, the Board of Directors of the Corporation shall take such action, as in its judgment it deems appropriate, to establish the cash value of such consideration, but such valuation shall not be less than the cash value, if any ascribed to such consideration by the Acquiring Person; or,

          (b) the highest sale price per Common Share for any trading day during the eighteen months prior to the notice to holders of Common Shares referred to in Section 3 herein. For purposes of this subsection (b), the sale price of any trading day shall be the last sale price per Common Share traded on the National Association of Securities Dealers Automated Quotation System or other national securities exchange or, if Common Shares are not then traded on a national securities exchange, the mean of the closing bid and asked price per Common Share.

     (ii) The determinations to be made pursuant to this Section 5 shall be made by the Board of Directors not later than the date of the notice to

Document Page 31 of 78
     holders of Common Shares referred to in Section 3 herein. In making such determination the Board of directors may engage such person, including investment banking firms and the independent accountants, who have reported on the most recent financial statements of the Corporation, and utilize employees and agents of the Corporation, who will, in the judgment of the Board of Directors, be of assistance to the Board of Directors.

     (iii) The determinations to be made pursuant to this Section 5, when maybe by the Board of Directors acting in good faith on the basis of such information and assistance as was then reasonably available for such purpose, shall be conclusive and binding upon the Corporation and its shareholders, including any person referred to in Section 1 herein.

                                  ARTICLE XV
                           STATUTES NOT APPLICABLE

The provisions of Nevada Revised Statues, 78.378 through 78.3793, inclusive, regarding the voting of a controlling interest in stock of a Nevada corporation and sections 78.411 through 78.444, inclusive, regarding combinations with interested stockholders, shall not be applicable to this Corporation.

3. The amendments were adopted by the Board of Directors pursuant to resolutions to amend the original articles at a meeting duly convened held on the 11th day of September, 1998, in accordance with the provisions of Nevada Law. The number of shares of the Corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation are 6,577,636; that the said changes and amendments has been consented to and approved by a majority of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.


     Dated this 11 day of September, 1998.

        POWERCOLD CORPORATION


             /s/ Francis L. Simola
        By: ________________________________
            Francis L. Simola, President


             /s/ George C. Briley
        By: ________________________________
            George C. Briley, Secretary















Document Page 32 of 78

STATE OF PENNSYLVANIA )
                      ) SS
COUNTY OF MONTGOMERY  )

On this day of (September 11, 1998), before me, the undersigned, a Notary Public in and for the State of Pennsylvania, duly commissioned and sworn, personally appeared Francis L. Simola, to me known to be the President of PowerCold Corporation, the Corporation that executed the foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said Corporation, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute the said instrument and that the seal affixed is the corporate seal of said Corporation.

WITNESS my hand and official seal hereto affixed the day and year first above written.

(Stamped with the seal of and signed by:)

                Jack B. Kustra, Notary Public in and for the State of Pennsylvania, residing in Montgomery County. Commission expires: April 1, 2000


STATE OF TEXAS     )
                   ) SS
COUNTY OF GUADALUPE)

On this 11th day of September, 1998 before me, the undersigned, a Notary Public in and for the State of Texas, duly commissioned and sworn, personally appeared George C. Briley, to me known to be the secretary of PowerCold Corporation, the Corporation that executed the foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said Corporation, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute the said instrument and that the seal affixed is the corporate seal of said Corporation.

WITNESS my hand and official seal hereto affixed the day and year first above written.

(Stamped with the seal of and signed by:)

                E. A. Hunt, Notary Public in and for the State of
                Texas, residing in Guadalupe County. Commission expires: 9 12, 1998















Document Page 33 of 78

EXHIBIT 1

                           POWERCOLD CORPORATION
                           (a Nevada Corporation)



                  CERTIFICATE OF DESIGNATIONS, PREFERENCES
                   AND OTHER RIGHTS AND QUALIFICATIONS OF
                    SERIES A CONVERTIBLE PREFERRED STOCK



    POWERCOLD CORPORATION, a Corporation organized and existing under the Business Corporation Act of the State of Nevada ("Corporation"),

     DOES HEREBY CERTIFY: That, pursuant to authority conferred upon the Board of Directors of the Corporation ("Board") by the Amended and Restated Articles of Incorporation of said Corporation, and pursuant to the provisions of Nevada Law, said Board of Directors, by unanimous consent dated September 11, 1998, duly adopted resolutions providing for the issuance of 1,250,000 shares of Preferred Stock designated as "Series A Convertible Preferred Stock," and to that end the Board adopted a resolution providing for the designation, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions, of the Series A Convertible Preferred Stock, which resolution is as follows:

     RESOLVED, that the Board, pursuant to the authority vested in it by the provisions of the Amended and Restated Articles of Incorporation of the Corporation, hereby creates a series of Preferred Stock of the Corporation, par value $0.001 per share, to be designated as "Series A Convertible Preferred Stock" and to consist of an aggregate of 1,250,000 shares. This Board of Directors hereby fixes the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of the shares of such Series A Convertible Preferred Stock as follows:

                                 SECTION 1

                           Designations and Amount

     1,250,000 shares of the Preferred Stock of the Corporation, par value $0.001 per share, shall constitute a class of Preferred Stock designated as "Series A Convertible Preferred Stock" ("Series A Preferred Stock"). The Series A Preferred Stock shall have a stated value of $0.80 per share ("Stated Value").

                                SECTION 2

                            Liquidation Rights

(a) Liquidation. In the event of any liquidation or winding up of the affairs of the Corporation, each holder of shares of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock and any other series of preferred stock which is junior to the Series A Preferred Stock, by reason of his or her ownership thereof, an amount per share of the Series A Preferred Stock equal to $0.80, plus any declared or accrued, but unpaid, dividends thereon. Upon payment of the amount set forth in this Section 2(a), each share of Series A Preferred Stock shall be deemed cancelled and retired.

Document Page 34 of 78

A consolidation or merger of the Corporation with or into another corporation, or a conveyance of all or substantially all of the assets of the Corporation, shall be regarded as a liquidation or winding up of the Corporation for the purposes of this Section 2(a).

(b) Pro Rata Distribution. If the assets or surplus funds to be distributed to the holders of (i) the Series A Preferred Stock under subparagraph (a) of this Section 2 and (ii) any other series of preferred stock ranking on a parity with the Series A Preferred Stock are insufficient to permit the payment to such holders of their full preferential amount, the assets and surplus funds legally available for distribution shall be distributed ratably among (i) the holders of the Series A Preferred Stock and (ii) the holders of such other series of preferred stock in proportion to the full preferential amount each such holder is otherwise entitled to receive.

(c) Series Preferred Stock Priority. All of the preferential amounts to be paid to the holders of (i) the Series A Preferred Stock under this Section 2 and (ii) the holders of any other series of preferred stock ranking on a parity with the Series A Preferred Stock shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any assets of the Corporation to, the holders of the Common Stock and any other series of preferred stock which is junior to the Series A Preferred Stock in connection with such liquidation, dissolution or winding up. After the payment or the setting apart of payment of the preferential amounts payable to the holders of (i) the Series A Preferred Stock and (ii) the holders of such other series of preferred stock, the holders of Common Stock, the holders of Series A Preferred Stock, and any other series of preferred stock shall be entitled to receive all remaining assets of this Corporation, with the Series A Preferred Stock being treated as equivalent to the number of shares of Common Stock into which it is convertible.


                                SECTION 3

                               Conversion

The holders of the Series A Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

(a) Right to Convert Series Preferred Stock. Each share of Series A Preferred Stock shall be convertible, without the payment of any additional consideration by the holder thereof, at the option of the holder thereof, at the office of the Corporation or any transfer agent for the Series A Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $1.00 by the Conversion Price, determined as hereinafter provided, in effect at the time of conversion.

If more than one share of the Series A Preferred Stock shall be surrendered for conversion at the same time by the same holder of record, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the total number of shares of such stock so surrendered by such holder. Each share of Series A Preferred Stock shall be so convertible at any time after the date of issuance of such share. The price at which shares of Common Stock shall be deliverable upon conversion of Series A Preferred Stock without the payment of any additional consideration by the holder thereof (the "Conversion Price") shall be (i) until June 14, 1999, the lesser of (a) 78% of the average closing bid price for the Common Stock on the OTC Bulletin Board (the "OTCBB") for the thirty (30) trading days


Document Page 35 of 78
ending the day prior to the conversion and (b) 110% of the average closing bid price for the Common Stock on the OTCBB for the thirty (30) trading days prior to September 14, 1998, or (ii) after June 14, 1999, the lesser of (a) 75% of the average closing bid price for the Common Stock on the OTCBB for the thirty (30) trading days ending the day prior to the conversion and (b) 110% of the average closing bid price for the Common Stock on the OTCBB for the thirty (30) trading days prior to September 14, 1998. The Conversion Price shall be subject to adjustment, in order to adjust the number of shares of Common Stock into which the Series A Preferred Stock is convertible, as hereinafter provided.

(b) Automatic Conversion of Series A Preferred Stock. Each share of Series A Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Conversion Price on September 14, 2002. Each party who holds of record Series A Preferred Stock at the time of any automatic conversion shall be entitled to any dividends which, pursuant to
Section 6 hereof, have accrued but remain unpaid at such time. Such dividends shall be paid to all such holders within thirty (30) days of the automatic conversion.

(c) Optional Conversion of Series A Preferred Stock. Each share of Series A Preferred Stock may, at the option of the Corporation, be converted into shares of Common Stock at 120% of the then effective Conversion Price. Each party who holds of record Series A Preferred Stock at the time of any optional conversion shall be entitled to any dividends which, pursuant to
Section 6 hereof, have accrued but remain unpaid at such time. Such dividends shall be paid to all such holders within thirty (30) days of the optional conversion.

(d) Mechanics of Conversion. No fractional shares of Common Stock shall be issued upon conversion of the Series A Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price for the Series A Preferred Stock. Except in the case of an automatic conversion pursuant to Section 3(b) or an optional conversion pursuant to Section 3(c), before any holder of Series A Preferred Stock shall be entitled to convert the same into full shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred Stock, and shall give written notice to the Corporation at such office that the holder elects to convert the same.
Upon the date of an automatic conversion pursuant to Section 3(b) or an optional conversion pursuant to Section 3(c), any party entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date, whether or not such holder has surrendered the certificate or certificates for such holder's shares of Series A Preferred Stock. A holder surrendering his or her certificate or certificates shall notify the Corporation of the name or names of such holder's nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. Subject to applicable federal securities laws and state
"blue sky" laws, the Corporation shall, as soon as practicable thereafter (and, in any event, within ten (10) days of such surrender), issue and deliver at such office to such holder of Series A Preferred Stock, or to such holder's nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid, together with cash in lieu of any fraction of a share.




Document Page 36 of 78

Except in the case of an automatic conversion pursuant to Section 3(b) or an optional conversion pursuant to Section 3(c), such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted, and the party or parties entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

(e)  Adjustments to Applicable Conversion Price for Diluting Issues:

(i) Special Definitions. For purposes of this Section 3(e), the following definitions shall apply:

(1) "Option" shall mean options, warrants or other rights to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

(2) "Original Issue Date" shall mean the first date on which a share of Series A Preferred Stock shall have been issued.

(3) "Convertible Securities" shall mean any evidences of indebtedness, shares (other than Common Stock and Series A Preferred Stock) of capital stock or other securities directly or indirectly convertible into or exchangeable for Common Stock.

(4)  "Additional Shares of Common Stock" shall mean, as to the Series
A Preferred Stock, any or all shares of Common Stock issued (or, pursuant to Section 3(e)(iii), deemed to be issued) by the Corporation after the Original Issue Date, other than shares of Common Stock issued or issuable:

(A)  upon conversion of shares of Series A Preferred Stock; or

(B) to financial institutions in connection with borrowing or lease financing arrangements of the Corporation, provided that a majority of the entire Board of Directors approves thereof; or


(C) up to an aggregate of 1,060,000 shares of Common Stock plus two and one half percent (21/2%) of the outstanding shares of Common Stock (subject to adjustment for subdivisions, split-ups or combinations of outstanding shares of Common Stock) to be issued from time to time to employees, officers, consultants and directors of the Corporation pursuant to stock options, employee benefit plans, or stock bonus plans, in each case approved by a majority of the Corporation's Board of Directors; or

(D) up to an aggregate of 700,000 shares of Common Stock to be issued to SIR Worldwide, LLC and Nauticon, Inc. in connection with the agreements or letters of intent entered into between the Corporation and such entities; or

(E) up to 600,000 shares to be issued to Alturdyne Corporation in connection with the letter of intent entered into between the Corporation and Alturdyne Corporation; provided that any such issuance is unanimously approved by the Board of Directors of the Corporation.

(ii) No Adjustment of Conversion Price of Series A Preferred Stock. Subject to the provisions of Section 3(e)(iii)(2) and Section 3(e)(vi) below, no adjustment in the number of shares of Common Stock into which the Series A Preferred Stock is convertible shall be made, by adjustment in the Conversion Price of the Series A Preferred Stock, in respect of the issuance of Additional Shares of Common Stock or otherwise, unless the consideration per share for an Additional Share of Common Stock issued or

Document Page 37 of 78
deemed to be issued by the Corporation is less than the Conversion Price of the Series A Preferred Stock in effect on the date of, and immediately prior to, the issue of such Additional Share of Common Stock.

(iii)  Issue of Securities Deemed Issue of Additional Shares of Common Stock.

(1)  Options and Convertible Securities.   In the event the Corporation at
any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that such Additional
Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 3(e)(iv) hereof) of such Additional Shares of Common Stock would be less than the Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

(A) no further adjustment in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

(B) if such Options or Convertible Securities by their terms provide, with the passage of time, pursuant to any provisions designed to protect against dilution, or otherwise, for any increase or decrease in the consideration payable to the Corporation, or increase or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

(C) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if such Options or Convertible Securities, as the case may be, were never issued;


(D) no readjustment pursuant to clause (B) or (C) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (i) the Conversion Price on the original date on which an adjustment was made pursuant to this Section 3(e)(iii)(l), or (ii) the Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between such original adjustment date and the date on which a readjustment is made pursuant to clause (B) or (C) above;

Document Page 38 of 78

(E) in the case of any Options which expire by their terms not more than 30 days after the date of issue thereof; no adjustment of the Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (C) above; and

(F) if such record date shall have been fixed and such Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the Conversion Price which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Conversion Price shall be adjusted pursuant to this Section 3(e)(iii) as of the actual date of their issuance.

(2) Stock Dividends, Stock Distributions and Subdivisions. In the event the Corporation at any time or from time to time after the Original Issue Date shall declare or pay any dividend or make any other distribution on the Common Stock payable in Common Stock, or effect a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then and in any such event, Additional Shares of Common Stock shall be deemed to have been issued:

(A) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend or distribution, or

(B) in the case of any such subdivision, at the close of business on the date immediately prior to the date upon which such corporate action becomes effective.


If such record date shall have been fixed and such dividend shall not have been fully paid on the date fixed for the payment thereof, the adjustment previously made in the Conversion Price which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Conversion Price shall be adjusted pursuant to this Section 3(e)(iii) as of the time of actual payment of such dividend.

(iv) Adjustment of Conversion Price of Series A Preferred Stock Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 3(e)(iii)(l), but excluding Additional Shares of Common Stock deemed to be issued pursuant to
Section 3(e)(iii)(2), which event is dealt with in Section 3(e)(vi) hereof) without consideration or for a consideration per share less than the Conversion Price of the Series A Preferred Stock in effect on the date of and immediately prior to such issue, then the Conversion Price of the Series A Preferred Stock shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying the Conversion Price by a fraction (x) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue (including shares of Common Stock issuable upon conversion of any outstanding Series Preferred Stock or Convertible Securities), plus (2) the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at the Conversion Price, and (y) the denominator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue (including shares of Common Stock issuable upon conversion of any outstanding Series Preferred Stock or Convertible Securities), plus (2) the number of such Additional Shares of Common Stock so issued; provided, however, the Conversion Price shall not be so reduced at

Document Page 39 of 78
such time if the amount of such reduction would be an amount less than $0.05, but any such amount shall be carried forward and reduction with respect thereto made at the time of and together with any subsequent reduction which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.05 or more.

(v) Determination of Consideration. For purposes of this Section 3(e), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:


(1)  Cash and Property:  Such consideration shall:

(A) insofar as it consists of cash, be the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

(B) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

(C) in the event Additional Shares of Common Stock are issued together with other shares of securities or other assets of the Corporation for a single undivided consideration, be the proportion of such consideration so received allocable to such Additional Shares of Common Stock, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board of Directors.

(2) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 3(e)(iii)(l) shall be determined by dividing:

(x) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(y) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(vi) Adjustment for Stock Dividends, Stock Distributions, Subdivisions, Combinations or Consolidations of Common Stock.

(1) Stock Dividends, Stock Distributions or Subdivisions. In the event the Corporation shall issue additional shares of Common Stock (or any options or rights therefor or any securities convertible or exchangeable therefor) in a stock dividend, other stock distribution or subdivision, the Conversion Price in effect immediately prior to such stock dividend, stock distribution or subdivision shall, concurrently with the effectiveness of such stock dividend, stock distribution or subdivision, be proportionately increased to

Document Page 40 of 78
adjust equitably for such dividend, distribution or subdivision so that each share of Series A Preferred Stock shall thereafter be convertible into the number of shares of Common Stock which the holder of such share of Series A Preferred Stock would have owned and to which the holder would be entitled had the holder converted such share of Series A Preferred Stock immediately prior to such stock dividend, stock distribution or subdivision.

(2) Combinations or Consolidations. In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately decreased to adjust equitably for such combination or consolidation so that each share of Series A Preferred Stock shall thereafter be convertible into the number of shares of Common Stock which the holder of such share of Series A Preferred Stock would have owned and to which the holder would have been entitled had the holder converted such share of Series A Preferred Stock immediately prior to such combination or consolidation.



(vii) Adjustment for Merger or Reorganization, etc. In case of any consolidation or merger of the Corporation with or into another corporation or the conveyance of all or substantially all of the assets of the Corporation to another corporation, or any proposed reorganization or reclassification of the Corporation (except a transaction for which provision for adjustment is otherwise made in this Section 3), each share of Series A Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Series A Preferred Stock would have been entitled upon such consolidation, merger, conveyance, reorganization or reclassification; and, in any such case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interest thereafter of the holders of the Series A Preferred Stock, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series A Preferred Stock. The Corporation shall not effect any such consolidation, merger or sale unless prior to or simultaneously with the consummation thereof the successor corporation or purchaser, as the case may be, shall assume by written instrument the obligation to deliver to the holder of the Series A Preferred Stock such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder is entitled to receive.

(viii) Rounding of Calculations. All calculations under this Section 3 shall be made to the nearest one thousandth (1/1000th) of a share.

(e) No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock against impairment. Without limiting the generality of the foregoing, before taking any action which

Document Page 41 of 78
would result in any adjustment to the Conversion Price then in effect below the par value of the Common Stock, the Corporation will take or cause to be taken any and all necessary corporate or other action which may be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of such Common Stock upon conversion. The taking of such corporate or other action shall be a condition precedent to the Corporation's taking the action which would result in such adjustment.

(f) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 3, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) all such adjustments and readjustments theretofore made, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at such time would be received upon the conversion of Series A Preferred Stock.

(g) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is in the same amount per share as cash dividends paid in previous quarters) or other distribution, the Corporation shall mail to each holder of Series A Preferred Stock at least ten (10) days prior to the date thereof, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

(h) Common Stock Reserved. The Corporation shall reserve and at all times keep available out of its authorized but unissued Common Stock, free from preemptive or other preferential rights, restrictions, reservations, dedications, allocations, options, other warrants and other rights under any stock option, conversion option or similar agreement, such number of shares of Common Stock as shall from time to time be sufficient to effect conversion of the Series A Preferred Stock.


                                  SECTION 4

                     Sale of New Securities by the Company

(a) Special Definitions. For purposes of this Section 4, the following definitions shall apply:


(i) Equity Security shall mean any capital stock (including the Common and Preferred Stock) of the Company, whether now authorized or not, and rights, options, warrants or rights to purchase capital stock, and securities of any type whatsoever that are, or may become, convertible into capital stock; the number of shares of an Equity Security which is an option, warrant, right or convertible security shall be the number of shares of such Equity Security which would result upon the immediate exercise of such option, warrant or right of conversion of such convertible security, without regard to when such option, warrant or right may in fact be exercised or such convertible security may in fact be converted.



Document Page 42 of 78

(ii) New Securities shall mean any Equity Securities hereafter issued; provided, however, that such term shall not include (i) the shares of Series A Preferred Stock purchased under the Preferred Stock Purchase and Option Agreement between the Company and the Preferred Shareholder dated September 16, 1998 (the "Purchase Agreement"); (ii) securities offered to the public pursuant to a registration statement filed in accordance with the provisions of the Securities Act; (iii) securities issued in connection with the acquisition of another corporation by the Company by merger, purchase of substantially all assets or other reorganization whereby the Company owns, upon consummation of such acquisition, greater than fifty percent (50%) of the voting power to elect the directors of such corporation; (iv) securities issued in any merger or consolidation of the Company, provided that such merger or consolidation is unanimously approved by the Board of Directors; (v) securities evidencing any borrowings, direct or indirect, from financial institutions or other persons by the Company, whether or not presently authorized, including any type of loan or payment evidenced by any type of debt instrument, provided such securities do not have equity features (such as warrants, options or other rights to purchase capital stock) and are not convertible into capital stock of the Company; (vi) securities issued pursuant to any stock option plan, stock purchase or stock bonus arrangement, or grant, which in any case are excepted from the definition of "Additional Shares of Common Stock" in this Certificate of Designations; (vii) securities issued to financial institutions and leasing companies in connection with borrowing or lease financing arrangements of the Company, provided that such issuances or grants are unanimously approved by the Board of Directors; and (viii) securities to be issued pursuant to and as expressly set forth in those Letters of Intent attached as Schedule 4.9 of the Purchase Agreement.

(iii) Preemptive Share shall mean, immediately prior to any issue of New Securities, and as to each Shareholder, the percentage which expresses the ratio between (i) the number of Equity Securities owned at such time by such Shareholder, and (ii) the aggregate number of Equity Securities outstanding at such time.


(iv) Preferred Shareholder shall mean Intermagnetics General Corporation, a New York corporation.

(v) Securities Act shall mean the Securities Act of 1933, as amended, and any successor statute thereto.

(vi) Sell, as to any Equity Security, shall mean to sell, or in any other way directly or indirectly transfer, assign, pledge, distribute, encumber or otherwise dispose of such Equity Security, either voluntarily or involuntarily.

(b) The Company shall not Sell any New Securities except in accordance with the following procedures:

(i) The Company shall first deliver to the Preferred Shareholder a written Notice of Intention To Sell, which shall be irrevocable for a period of ten
(10) days after delivery thereof, offering to the Preferred Shareholder the right to purchase up to its Preemptive Share of such New Securities at the purchase price and on the terms specified therein. The Preferred Shareholder shall have the right and option, for a period of ten (10) days after delivery to the Preferred Shareholders of such Notice of Intention To Sell, to purchase all or any part of the New Securities so offered at the purchase


Document Page 43 of 78
price and on the terms stated therein. Such acceptance shall be made by delivering a written Notice of Acceptance to the Company within the aforesaid ten (10) day period.


(ii)  The closing of any sales of New Securities under the terms of this
Section 4(b) shall be made at the offices of the Company on a mutually satisfactory business day within fourteen (14) days after the expiration of the aforesaid period. Delivery of certificates or other instruments evidencing such New Securities duly endorsed for transfer to the Preferred Shareholder shall be made on such date against payment of the purchase price therefor.


(iii) If effective acceptance shall not be received pursuant to this Section 4(b) above with respect to all New Securities offered for sale pursuant to a Notice of Intention To Sell, then the Company may sell all or any part of the remaining New Securities so offered for sale at a price not less than the price, and on terms not more favorable to the purchaser thereof than the terms stated in the original Notice of Intention To Sell, at any time within ninety (90) days after the expiration of the offer required by this Section 4(b) above. In the event the remaining New Securities are not sold by the Company during such ninety (90) day period, the right of the Company to sell such remaining New Securities shall expire and the obligations of this
Section 4 shall be reinstated; provided, however, that in the event the Company determines, at any time during such ninety (90) day period, that the sale of all or any part of the remaining New Securities on the terms set forth in the Notice of Intention To Sell is impractical, the Company can terminate the offer and reinstate the procedure provided in this Section 4 without waiting for the expiration of such one ninety (90) day period.


                             SECTION 5

                          Voting Rights

Except as otherwise required by law or agreement, the holders of Series A Preferred Stock and the holders of the Common Stock shall be entitled to notice of any stockholders' meeting and to vote together as a single class of capital stock, together with any other Series of Preferred Stock or other classes of stock which are entitled to vote as part of such single class, upon any matter submitted to a stockholder for a vote, on the following basis:

(i)  holders of Common Stock shall have one vote per share; and

(ii) holders of Series A Preferred Stock shall have that number of votes per share as is equal to the number of shares of Common Stock into which each such share of Series A Preferred Stock held by such holder is convertible at the time of such vote.

                                 SECTION 6

                             Dividend Rights

Each issued and outstanding share of Series A Preferred Stock shall be entitled to receive cumulative preferential dividends, payable in cash or

Document Page 44 of 78

Common Stock at the option of the Corporation, at the annual rate of $0.064 per share, payable quarterly, in arrears, on each March 31, June 30, September 30 and December 31 or, if such payment date is not a business day, then on the next succeeding business day. Such dividends shall be cumulative so that if such dividends in respect of any previous or current dividend period, at the aforesaid rate, shall not have been declared and paid, or declared and a sum sufficient for the payment thereof set apart, the deficiency shall first be paid before any dividend or other distribution shall be paid on or declared and set apart from any other shares of its capital stock. Any accumulation of dividends on the Series A Preferred Stock shall not bear interest. The annual dividend rate per share applicable to the Series A Preferred Stock shall be equitably adjusted whenever there shall occur a stock split, combination, stock dividend, reclassification or other similar event affecting the Series A Preferred Stock. No dividends shall be paid on the Common Stock unless and until the full dividend for the relevant period shall have been paid, or set aside for payment on the Series A Preferred Stock.

                                SECTION 7

                               Redemption

Subject to the prior conversion rights set forth in Section 3 of this Certificate, the Corporation may redeem all, or any portion of the Series A Preferred Stock, together with all underlying Common Stock issuable upon exercise of Conversion Rights herein, upon thirty (30) days' written notice to the holders thereof at a price equal to 120% of the sum of (i) the Purchase Price of the Preferred Stock (ii) all accrued and unpaid Preferred Dividends thereon through the date of redemption. At any time within such thirty (30) day period, a holder of Series A Preferred Stock may elect to convert his Series A Preferred Stock into Common Stock pursuant to Section 3 hereof by delivering to the Corporation the written notice contemplated by
Section 3(d) hereof and upon delivery of such notice, the Corporation's right to redeem such shares of Series A Preferred Stock shall terminate.

                                  SECTION 8

                         Amendments and Other Actions

So long as shares of Series A Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent) of the holders of all of the then outstanding shares of Series A Preferred Stock:

(a) alter or change the rights, preferences or privileges of the Series A Preferred Stock or any other capital stock of the Corporation so as to affect adversely the Series A Preferred Stock; or

(b) create any new class or series of capital stock senior to or pari passu with the Series A Preferred Stock.


Notwithstanding the foregoing, the Corporation, when approved (by vote or written consent) by the holders of at least sixty-six and two thirds percent (66_%) of the then outstanding shares of Series A Preferred Stock, may amend or supplement this Certificate without the consent of any holder of Series A Preferred Stock to cure any ambiguity, defect or inconsistency provided that such amendments or supplements shall not adversely affect the interests of such holders.


Document Page 45 of 78

                                  SECTION 9

                           Registration and Transfer

The Corporation shall maintain at its principal executive offices (or at the principal executive offices of its transfer agent or such other office or agency of the Corporation as it may designate by notice to the holders of the Series A Preferred Stock) a stock register for the Series A Preferred Stock in which the Corporation shall record the names and addresses of persons in whose names the shares of Series A Preferred Stock are issued, as well as the name and address of each transferee. Holders of share certificates for the Series A Preferred Stock may present such certificates for transfer and exchange at such offices.

Prior to due presentment for registration of transfer of any Series A Preferred Stock, the Corporation may deem and treat the person in whose name any Series A Preferred Stock is registered as the absolute owner of such Series A Preferred Stock and the Corporation shall not be affected by notice to the contrary.

No service charge shall be made to a holder of Series A Preferred Stock for any registration, transfer or exchange. The Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares or any federal or state taxes on any gain or income recognized in such transaction, if any.

                               SECTION 10

                        Miscellaneous Provisions

Business Day. If the day upon which any payment is to be made or any other action is to be taken or any event is scheduled to occur pursuant to the terms of this Certificate of Designation is not a business day, the payment shall be made or the other action shall be taken on the next succeeding business day. A "business day" is defined as a day in the City of New York, County of New York, State of New York, that is not a legal holiday or a day on which banking institutions are authorized or obligated by law to close.

Such resolution was signed by the President and Secretary of the Corporation.

IN WITNESS WHEREOF, POWERCOLD CORPORATION has caused its corporate seal to be hereunder affixed and this Certificate to be executed by its President and its Secretary this 14th day of September, 1998.




POWERCOLD CORPORATION

  /s/ Francis L. Simola
By:_________________________
   Francis L. Simola, President


   /s/ George C. Briley
By:_________________________
     George C. Briley, Secretary


Document Page 46 of 78

STATE OF PENNSYLVANIA )
                      )ss
COUNTY OF MONTGOMERY  )


On this 14th day of September, 1998, before me, the undersigned, a Notary Public in and for the State of Pennsylvania, duly commissioned and sworn, personally appeared Francis L. Simola, to me known to be the President of PowerCold Corporation, the Corporation that executed the foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said Corporation, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute the said instrument and that the seal affixed is the corporate seal of said Corporation.

WITNESS my hand and official seal hereto affixed the day and year first above written.


(Stamped with the seal of and signed by:)

                Jack B. Kustra, Notary Public in and for the State of Pennsylvania, residing in Montgomery County. Commission expires: April 1, 2000




STATE OF TEXAS     )
                   ) SS
COUNTY OF GUADALUPE)

On this 14th day of September, 1998 before me, the undersigned, a Notary Public in and for the State of Texas, duly commissioned and sworn, personally appeared George C. Briley, to me known to be the secretary of PowerCold Corporation, the Corporation that executed the foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said Corporation, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute the said instrument and that the seal affixed is the corporate seal of said Corporation.

/s/ George C. Briley

WITNESS my hand and official seal hereto affixed the day and year first above written.

(Stamped with the seal of and signed by:)

                E. A. Hunt, Notary Public in and for the State of
                Texas, residing in Guadalupe County. Commission expires: 9 12, 1998










Document Page 47 of 78

                                Schedule 4.1C


                             AMENDED AND RESTATED
                                    BYLAWS
                                      OF
                             POWERCOLD CORPORATION

                                    ARTICLE 1
                       REGISTERED OFFICE AND RESIDENT AGENT

     The registered office of the Corporation shall be located in the State of Nevada at such place as may be fixed from time to time by the officers of the Corporation upon filing such notices as may be required by law, and the resident agent shall have a business office identical with such registered office. Any change in the resident agent or registered office shall be effective upon filing such change with the Office of the Secretary of State of the State of Nevada unless a later date is specified.

                                    ARTICLE II
                                   SHAREHOLDERS

     2.1 PLACE OF MEETING. All meetings of the shareholders shall be held at the principal place of business of the Corporation, or at such other place, within or without the State of Nevada, as shall be determined from time to time by the Board, and the place at which any such meeting shall be held shall be state in the notice of the meeting.

     2.2 ANNUAL MEETING. The annual meeting of shareholders for election of Directors and for transaction of such other business as may properly come before the meeting shall be held on the date and at the time fixed, from time to time, by the Board of Directors, provided that there shall be an annual meeting every calendar year. Shareholder annual meetings, may occur through the use of any means of communication by which all shareholders participating can hear each other during the meeting, or by telefacsimile transmission.

     2.3 SPECIAL MEETINGS. Special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors, or by the holders of ten percent (10%) of the voting power of the Corporation, upon not less than 30 nor more than 50 days' written notice to the stockholders of the Corporation. Shareholder special meetings may occur through the use of any means of communication by which all shareholders participating can hear each other during the meeting, or y telefacsimile transmission.

     2.4  NOTICE OF MEETING.

          2.4.1 Annual Meeting. Notice of the time and place of the annual meeting of the shareholders shall be given by delivering personally or by mailing a written or printed notice of the same to each shareholder of record entitled to vote at the meeting, at least ten days and not more than sixty days prior to the meeting.

          2.4.2 Special Meeting. At least ten days and not more than fifty days prior to the meeting, written or printed notice of each special meeting of the shareholders, stating the place, day and hour of such meeting and the purpose or purposes for which the meeting is called, shall be delivered personally or mailed to each shareholder of record entitled to vote at such meeting.

Document Page 48 of 78

     2.5 VOTING RECORD. At least ten days before each meeting of the shareholders, a completion record of shareholders entitled to vote at such meeting, or4 any adjournment thereof, shall be made, arranged, in alphabetical order with the address of an number of shares held by each shareholder, which record shall be kept on file at the registered office of the Corporation for a period of ten days prior to such meeting. The record shall be kept open at the time and place of such meeting for inspection by any shareholder. Failure to comply with the requirements of this subsection shall not affect the validity of any action taken at the meeting.

     2.6 QUORUM AND ADJOURNED MEETINGS. A majority of the voting power of the Corporation entitled to vote, represented in person or b y proxy, shall constitute a quorum at a meeting of the shareholders. If less than a majority of the voting power entitled to vote are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. If a quorum is present or represented at a reconvened meeting following such an adjournment, any business may be transacted that might have been transacted at the meeting as originally called. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

     2.7 MANNER OF ACTING. Except as may be otherwise provided in the Nevada Business Corporation Act, if a quorum is present, the affirmative vote of the majority of the voting power represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number is required by these Bylaws, the Articles of Incor4poration or the Nevada Business Corporation Act.


     2.8 VOTING OF SHARES. Except as otherwise provided in these Bylaws or to the extent voting rights of shares of any class or classes are limited or denied by the Articles of Incorporation, on each matter submitted to a vote at a meeting of shareholders, each shareholder shall have one vote for each share of stock registered in his name in the books of the Corporation. Voting by ballot shall not be required for any corporate action except as otherwise provided by Nevada law.

     2.9 FIXING OF RECORD DATE FOR DETERMINING SHAREHOLDERS. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any distribution, or in order to make a determination of shareholders for any other purpose, the Board may fix in advance a date as the record dated for and such determination. Such record dated shall not be more than sixty days, and in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action requiring such determination is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or vote at a meeting or to receive payment of a distribution, the date and hour on which the notice of meeting is mailed or on which the resolution of the Board declaring such distribution is adopted, as the case may be, shall be the record date and time for such determination. Such determination shall apply to any adjournment of the meeting.

     2.10 PROXIES. A shareholder may vote either in person or by written proxy executed by the shareholder or his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution unless otherwise provided in the proxy. Any proxy regular on its face shall be presented to be valid.

Document Page 49 of 78

     2.11 WAIVER OF NOTICE. A waiver of any required shareholder notices signed either before or after the time stated therein for the meeting any the person or persons entitled to such notice shall be equivalent to giving notice.

     2.12 VOTING FOR DIRECTORS. Except as otherwise provided in the Articles of Incorporation or in these Bylaws, every shareholder of record shall have the right at every shareholders' meeting to one (1) vote for every share standing in his/her name on the books of the Corporation, and the affirmative vote of a majority of the shares represented at a meeting and entitled to vote thereat shall be necessary for the adoption of a motion or for the determination of all questions and business which shall come before the meeting.

     2.13 ACTION BY SHAREHOLDERS WITHOUT A MEETING. Any action required or which may be taken at a shareholders meeting may be taken without a meeting if a written consent setting for the action so taken is signed by the holders of a majority of the voting power of the Corporation entitled to vote with respect to the subject matter thereof. Such consent shall be inserted in the minute book as if it were the minutes of a meeting of the shareholders. In no instance where action by written consent is authorized need a meeting be called or notice.

     2.14 ACTION OF SHAREHOLDERS BY COMMUNICATION EQUIPMENT. Shareholders may participate in shareholders' meetings by means of conference telephone or similar communication equipment by means of which all persons anticipating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

     2.15 CONDUCT OF MEETING. Meetings of the shareholders shall be presided over by one of the following officers in the order of seniority and if present and acting: The Chairman of the Board, if any; the President; a Vice-President; or if none of the foregoing is in office and present and acting, by a chairman to be chosen by the shareholders. The Secretary of the Corporation, or in his absence an Assistant Secretary, shall act a secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the chairman of the meeting shall appoint a secretary of the meeting.

     2.16 INSPECTORS AND JUDGES. The Board of Directors in advance of any meeting may, but need not, appoint one or more inspectors of election or judges of the vote, as the case may be, to act at the meeting or any adjournment thereof. If any inspector or inspectors, or judge or judges, are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors or judges. In case any person who may be appointed as an inspector or judge fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting, or at the meeting by the person presiding thereat. The inspectors or judges, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots and consents, here and determine all challenges and questions arising in connection with the right to vote, count and tabulate votes, ballots and consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting, the inspector or inspectors or judge or judges, if any, shall make a report in writing of any challenge, question or matter determined by him or them, and execute a certificate of any fact found by him or them.


Document Page 50 of 78

                                 ARTICLE 3
                                  SHARES

     3.1 ISSUANCE OF SHARES. No shares of stock shall be issued unless authorized by the Board. Such authorization shall include the maximum number of shares to be issued and the consideration to be received for each share. No certificate shall be issued for any share until consideration for such share is fully paid.

     3.2 CERTIFICATES. Certificates representing shares of the Corporation shall be issued in numerical order, and each shareholder shall be entitled to a certificate signed by the President, or a Vice President, and the Secretary or and Assistant Secretary, and may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of such officers may be facsimiles if the certificate is manually signed on behalf of a transfer agent, or registered by a registrar, other than the Corporation itself or and employee of the Corporation. If an officer who has signed or whose facsimile signature has been placed upon such certificate ceases to be such officer before the certificate is issued, it may be issued by the Corporation wit the same effect as if the person were an officer on the date of issue.

          Each certificate of share shall state:

          a.  that the Corporation is organized under the laws of the state;

          b.  the name of the person to whom issued; and

          c. the number and class of shares and the designation of the series, if any, which such certificate represents.

     3.3  TRANSFERS.

          3.3.1 Record of Transfer. Transfer of shares shall be made only upon the stock transfer books of the Corporation which shall be kept at the registered office of the Corporation, its principal place of business, or at the office of its transfer agent or registrar. The Board may, by resolution, open a share register in any state and may employ an agent or agents to keep such register and to record transfers of shares therein.

         3.3.2 Requirements for Transfer. Shares of the Corporation shall be transferred by deliver of the certificates therefor, accompanied either by an assignment in writing on the back of the certificate, and assignment separate from certificate or a written power of attorney to sell, assign and transfer the same signed by the holder of the certificate. No shares of the Corporation shall be transferred on the books of the Corporation until the outstanding certificates therefor have been surrendered to the Corporation.

     3.4  REGISTERED OWNER.

          3.4.1 Name of Shareholder. Registered shareholders shall be treated by the Corporation as holders in fact of shares standing in their respective names and the Corporation shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not is shall have express or other notice thereof, except provided below or by the laws off the State of Nevada.


Document Page 51 of 78

          3.4.2 Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by such officer, agent, or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine. Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name, if authority to do so be contained in an appropriate order of the court by which such receiver was appointed. A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into he name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

          3.4.3 Certification Procedure. The Board may adopt by resolution a procedure whereby a shareholder may certify in writing to the Corporation that all or a portion of the shares registered in the name of such shareholder are held for the account of a specified person or persons. The resolution shall set forth:

               a.  the classification of shareholder who may certify;
               b. the purpose or purposes for which the certification may be made;
               c. the form of certification and information to be contained therein;
               d. if the certification is with respect to a record date or closing of share transfer books, the date by which the certification must be received by the Corporation;
               e. and, such other provisions with respect to the procedure as are deemed necessary or desirable.

          3.4.4 Deemed Holder of Record. Upon receipt from the Corporation of a certification complying with the procedure, the persons specified in the certification shall be deemed, for the purposes set forth in the certification, to be the holder of record of the number of shares specified in place of the shareholder making the certification.

     3.5 MUTILATED, LOST OR DESTROYED CERTIFICATES. In case of any mutilation, loss or destruction of any certificate of shares, another may be issued in its place on proof of such mutilation, loss or destruction. The Board may impose conditi8ons on such issuance and may require the giving of a satisfactory bond or indemnity to the Corporation in such sum as the Board might determine or establish such other procedures as the Board deems necessary.

     3.6 FRACTIONAL SHARES OR SCRIP. The Corporation may: (a) issue fractions of shares which shall entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any assets of the Corporation in the event of liquidation; (b) arrange for the disposition of fractional interests by those entitled thereto; (c) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such shares are determined; or (d) issue scrip in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon surrender of scrip aggregating a full share.



Document Page 52 of 78

                                  ARTICLE 4
                             BOARD OF DIRECTORS

     4.1 GENERAL POWERS. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of the Board, except as may be otherwise provided in the Articles of Incorporation or the Nevada Business Corporation Act.

     4.2 NUMBER, TENURE AND QUALIFICATIONS. The authorized number of directors of the Corporation shall be four (4). The number of directors may be increased or decreased by a duly adopted resolution of the Board of Directors. The Board is divided into three classes, Class I, Class II and Class III. The number of directors in each class shall be the whole number contained in the quotient arrived at by dividing the authorized number of directors by three and if a fraction is also contained in such quotient, then if such fraction is one-third (1/3) the extra director shall be a member of Class III and if the fraction is two-thirds (2/3) one of the directors shall be a member of Class III and the other shall be a member of Class II.

Each director shall serve for a term ending on the third annual meeting following the annual meeting at which such director was elected; provided, however, that the directors first elected to Class I shall serve for a term ending on the annual meeting next ensuing, the directors first elected to Class II shall serve for a term ending on such second annual meeting following the meeting at which such directors were first elected, and the directors first elected to Class III shall serve a full term as herein above provided. The foregoing notwithstanding, each director shall serve until his successor shall have been duly elected and qualified, unless he shall resign, become disqualified or disabled, or shall otherwise be removed.

For purposes of the preceding paragraph, reference to the first election of directors shall signify the first election of directors concurrent with the approval by stockholders of this Bylaw. At each annual election held thereafter, the directors chosen to succeed those whose terms then expire shall be identified as being of the same class as the directors they succeed. If for any reason the number of directors in the various classes shall not conform with the formula set forth in the preceding paragraph, the Board of Directors may re-designate any director into a different class in order that the balance of directors is such classes shall conform thereto.

          4.2.1 A majority of the directors at any time in office shall constitute a quorum for the transaction of business, and if at any meeting of the Board of Directors there shall be less than such a quorum, a majority of those present may adjourn the meeting from time to time. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors unless a greater number be required by law or by this Amended bylaw.

          4.2.2 A director need not be a stockholder. The election of Directors need not be by ballot unless the Bylaws require.

     4.3 VACANCIES. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or an vacancies in the Board resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by a majority of the remaining directors, though less than a quorum, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at


Document Page 53 of 78
which the term of the class to which they have been elected expires or, in teach case, until their respective successors are duly elected and qualified. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director. When any director shall give notice of resignation effective at a future date, the Board may fill such vacancy to take effect when such resignation shall become effective.

     4.4 REMOVAL OF DIRECTORS. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time, but only by the affirmative vote of the holders of at least 66 2/3% of the voting power of all the shares of the Corporation entitled to vote for the election of officers.

     4.5 ANNUAL AND REGULAR MEETINGS. An annual Board meeting shall be held without notice immediately after and at the same place as the annual meeting of shareholders. By resolution, the Board, or any committee thereof, may specify the time and place either within or without the State of Nevada for holding regular meetings thereof without other notice than such resolution.

     4.6 SPECIAL MEETINGS. Special meetings of the Board or any committee appointed by the Board may be called by or at the request of the President, the Secretary or, in the case of special Board meetings, any two Directors and, in the case of any special meeting of any committee appointed by the Board, by the Chairman thereof. The person or person authorized to call special meetings may fix any place either within or without the State of Nevada as the place for holding any special Board or committee meeting called by them.

    4.7 NOTICE OF SPECIAL MEETINGS. Notice of a special Board or committee meeting stating the place, day and hour of the meeting shall be giving to a Director in writing or orally by telephone or in person . Neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice of such meeting.

         4.7.1 Personal Delivery. If notice is given by personal delivery, the notice shall be effective if delivered to a Director at least two days before the meeting.

          4.7.2 Delivery by Mail. If notice is delivered by mail, the notice shall be deemed effective if deposited in the official government mail properly addressed to a Director at the Director's address shown on the records of the Corporation with postage prepaid at least three days before the meeting.

          4.7.3 Oral Notice. If notice is delivered orally, by telephone or in person, the notice shall be deemed effective if personally given to the Director at least one day before the meeting.

     4.8 QUORUM AND VOTING.

          4.8.1 ACTION OF BOARD. Except as provided in subsection 4.8.3, the act of the majority of the Directors present at a Board meeting at which there is a quorum shall be the act of the Board, unless the vote of a greater number is required by these Bylaws, the Articles of Incorporation or the Nevada Business Corporation Act. The Directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Directors to leave less than a quorum.


Document Page 54 of 78

          4.8.2 Interest in Transaction. If a transaction or contract with the Corporation in which a Director or officer of the Corporation has a direct or indirect interest is authorized, approved or ratified by a vote of the majority of Directors with no direct or indirect interest in the transaction, then:

               a.  a quorum for purposes of taking such action is present;
                   and
               b. the act of such majority of disinterested Directors shall constitute the act of the Board.

     4.9  WAIVER OF NOTICE.

          4.9.1 In Writing. Whenever notice is required to be given to any Director or committee member under these Bylaws, the Articles of Incorporation or the Nevada Business Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any regular meeting of the Board or any committee appointed by the Board need be specified in the waiver of notice of such meeting.

          4.9.2 By Attendance. The attendance of a Director or committee member at a meeting shall constitute a waiver of notice of such meeting, except where the Director or committee member attends a meeting for the express purpose of objecting to the transaction or any business because the meeting is not lawfully called or convened.

     4.10 PRESUMPTION OF ASSENT. A Director present at a Board meeting at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless he votes against the matter, unless his dissent is entered in the minutes of the meeting, unless he files his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof, or unless he forwards such dissent by registered mail to the secretary immediately after adjournment of the meeting. Such right to dissent shall not apply to a Director who has voted in favor of such action.

     4.11 RESIGNATION. Any Director may resign at any time by delivering written notice to he President, Secretary or registered office of the Corporation, or by giving oral notice to any Directors' or shareholders' meeting.

     4.12 EXECUTIVE AND OTHER COMMITTEES. The Board, by resolution adopted by a majority of the full Board, may designate from among its members and Executive Committee and one or more other standing or special committees.
The Executive Committee shall have and may exercise all the authority of the Board, and other standing or special committees may be invested with such powers, subject to such conditions, as the Board shall see fit; provided that notwithstanding the above, no committee of the Board shall have the authority to: (1) authorize distributions, or the issuance of shares, unless a resolution of the board, or the Bylaws or the Articles of Incorporation expressly so provide; (2) approve or recommend to shareholders actions or proposals required by the Nevada Business Corporation Act to be approved by shareholders; (3) fill vacancies on the Board or any committee thereof; (4) amend the Bylaws; (5) fix compensation of any Director for serving on the Board or on any committee thereof; (6) approve a plan of merger, consolidation or exchange of shares not requiring shareholder approval; (7) appoint other committees of the Board or the members thereof; or (8) amend

Document Page 55 of 78
the Articles of Incorporation, except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares adopted by the Board, fix any of the relative rights and preferences of shares of any preferred or special class as permitted under the Nevada Business Corporation Act. All committees so appointed shall keep regular minutes of their meetings and shall cause them to be recorded in books kept for that purpose in the office of the Corporation. The designation of any such committee and the delegation of authority thereto shall not relieve the Board, or any member thereof, of any responsibility imposed by law.

     4.13 COMPENSATION. The Board of Directors, by affirmative vote of a majority of the Directors then in office, and irrespective of any personal interest of any of its members, may establish reasonable compensation for their services as Directors and such reimbursement for any reasonable expenses incurred in attending Directors' meetings. The compensation of Directors may be on such basis as is determined by the Board of Directors. The Board of Directors may also establish compensation for members of standing or special committees of the Board for serving on such committees.

    4.14 ACTION BY BOARD OR COMMITTEE WITHOUT A MEETING. Any action required or which may be taken at a meeting of the Board or a committee there of may be taken without a meeting if a consent in writing, setting forth the action so taken or to be taken, shall be signed by all Directors or committee members as the case may be.

     4.15 PARTICIPATION OF DIRECTORS BY COMMUNICATION EQUIPMENT. Members of the Board or committees thereof may participate in a meeting of the Board or committee by means of conference telephone or similar communication equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presense in persn at a meeting.

                                    ARTICLE 5
                                    OFFICERS

     5.1 DESIGNATIONS. The officers of Corporation shall be a President, a Secretary, and a Treasurer, each of whom shall be elected by the Board. One or more Vice Presidents and such other officers and assistant officers may be elected or appointed by the Board, such officers and assistant officers to hold office fur such period, have such authority and perform such duties as are provided in these Bylaws or as may be provided by resolution of the Board. Any officer may be assigned by the Board any additional title that the Board deems appropriate. The board may delegate to any officer or agent the power to appoint any such subordinate officers or agents and to prescribe their respective terms of office, authority and duties. Any two or more offices may be held by the same person, except that of President and Secretary; provide, however, that if there is only one shareholder, all corporate offices can be held by one individual.

     5.2 ELECTION AND TERM OF OFFICE. The officers of the Corporation shall be elected annually by the Board at the meeting of the Board held after the annual meeting of the shareholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as a Board meeting conveniently may be held. Unless an officer dies, resigns or is removed from office, the officer shall hold office until then next annual meeting of the Board or until his or her successor is elected.

     5.3 PRESIDENT. The President shall be the Chief Executive Officer of the Corporation and shall have general control and management of the business affairs and policies of the Corporation. He or she shall be generally

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
responsible for the proper conduct of the business of the Corporation. The President shall possess the power to sgn all certificates, contracts and other instruments of the Corporation. The President shall, unless a Chairman of the Board is elected, preside at all meetings of the shareholders and of the Board. The President shall have such other powers and perform such other duties as from time to time may be conferred or imposed upon the President by the Board of Directors.

     5.4 VICE PRESIDENT. During the absence or disability of the President, the Executive Vice Presidents, if any, and the Vice Presidents, if any, in the order designated by the Board, shall exercise all functions of the President. Each Vice President shall have such powers and discharge such duties as may be assigned to him from time to tome by the President or the Board.

     5.5 SECRETARY AND ASSISTANT SECRETARIES. The Secretary shall issue notices for all meetings, except notices for special shareholders' meetings and special Directors' meetings call by those persons so authorized, shall keep minutes of all meetings, shall have charge of the seal and the corporate books, and shall make such reports and perform such other duties as are incident to such office or as are properly required of the Secretary of the Board. The Assistant Secretary, or Assistant Secretaries in the order designated by the Board, shall perform all duties of Secretary during the absence or disability of the Secretary, and at other times shall perform such duties as are directed by the President or the Board.

     5.6 TREASURER. The Treasurer shall have the custody of all monies and securities of the Corporation and shall keep regular books of account. The Treasurer shall disburse the funds of the Corporation in payment of the just demands against the Corporation or as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Board, from time to time as may be required of the Treasurer, an account of all transactions as Treasurer and of the Corporation's financial condition. The Treasurer shall perform other duties incident to his office as are properly required of him by the Board. The Assistant Treasurer, or Assistant Treasurers in the order designated by the Board, shall perform all duties of the Treasurer in the absence or disability of the Treasurer, and at other times shall perform such other duties as are directed by the President or the Board.

     5.7 DELEGATION. In the case of absence or inability to act of any officer of the Corporation and, of any person herein authorized to act in the place of such person, the Board may from time to time delegate the powers or duties of such officer to any other officer, Director or person whom it may elect.

     5.8 OTHER OFFICERS. The Board may appoint such other officers and agents as it shall deem necessary or expedient, who shall hold offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

     5.9 RESIGNATION. An officer may resign at any time by delivering written notice to the President, a Vice President, the Secretary, or the Board, or by giving oral notice and any meeting of the Board. Any such resignation shall take effect at the time specified therein, or if time is not specified, upon delivery thereof and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.




Document Page 57 of 78

     5.10 REMOVAL. Any officer or agent elected or appointed by the Board may be removed by the Board whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without Prejudice to the contract rights, if any, of the person so removed.

     5.11 VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification, creation of a new office or any other cause may be filled by the Board for the unexpired portion of the term or for a new term established by the Board

     5.12 SALARIES. The salaries of the officers shall be fixed from time to time by the Board or by any person or persons to whom the Board has delegated such authority. No officer shall be prevented from receiving such salary because he or she is also a Director of the Corporation.

                                  ARTICLE 6
                    CONTRACTS, LOANS, CHECKS AND DEPOSITS

     6.1 CONTRACTS. The Board may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances.

     6.2 LOANS TO THE CORPORATION. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board. Such authority may be general or confined to specific instances.

     6.3 LOANS TO DIRECTORS. The Corporation may not lend money to or guarantee the obligation of a Director unless either (a) the loan or guarantee is approved by the holders of at least a majority of the votes represented by the outstanding shares of all classes entitled to vote thereon, excluding the votes of the benefited Director or, (b) the Board determines that the loan or guarantee benefits the Corporation and either approves the specific loan or guarantee or a general plan authorizing loans and guarantees.

     6.4 CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, or agent or agents, of the Corporation and in such manner as if from time to time determined by resolution of the Board.

     6.5 DEPOSITS. All funds of the Corporation no otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board may select.

                                   ARTICLE 7
                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     7.1 NONDERIVATIVE LAWSUITS. This Corporation does hereby indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the Corporation, by reason of the fact that he is or was a director, officer, employee or agent of this Corporation, or is or was serving at the request of this Corporation as director, officer, employee or agent of another corporation, against expenses, including attorneys' fees, judgment, fines and amounts paid in settlement actually and reasonable incurred by him in connection with the action, suit or proceeding if he acted in good faith

Document Page 58 of 78
and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to a criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe his conduct was unlawful.

     7.2 DERIVATIVE ACTIONS. The Corporation does hereby indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of this Corporation, or is or was serving at the request of this Corporation as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the actions or suit if he acted in good faith and in a manner which he reasonable believed to be in or not opposed to the best interests of the Corporation. Indemnification may not be made for any claim, issue or matter as to which such a person shall have been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to this Corporation or for amounts paid in settlement to this Corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

   7.3 IF DIRECTOR OR OFFICER PREVAILS. To the extent that a director, trustee, officer, employee or agent of the Corporation has been successful on the merits or otherwise, in defense of any action, suite or proceeding referred to in Sections 7.1 and 7.2 of this Article 7, or in defense of any claim, issue or matter therein, he must be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

     7.4  APPROVAL.  Any indemnification under Sections 7.1 and 7.2 of this
Article 7, unless ordered by a Court, or advanced pursuant to Sections 7.5 herein, must be made by the Corporation only as authorized in the specific case upon a determination that the indemnification of the director, trustee, officer, employee or agent is proper in the circumstances. Such determination shall be made:

               (a) by the stockholders; or
               (b) by the Board of Directors by majority vote of a quorum consisting of directors who were not parties to such act, suit or proceeding; or
               (c) if a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or
               (d) if a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by
                   independent legal counsel in a written opinion.

     7.5 ADVANCES. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding shall be paid by this Corporation, as they are incurred and in advance of the final

Document Page 59 of 78
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disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee or agent, to repay the amount if it is not determined by a court of competent jurisdiction that he is not entitled to be indemnified by this Corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

     7.6 NON-EXCLUSIVITY. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this Article 7:

          (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the Articles of Incorporation or any Bylaw, agreement, vote of shareholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to Section
              7.2 above, may not be made to or on behalf of any director officer if a final adjudication establishes that his acts or commissions involved intentional misconduct, fraud or knowing violation of the law and was material to the cause of action.

          (b) Continues for a person who has ceased to be a director, trustee, officer, employee or agent and inures to the benefit of the heirs, spouses, executors, and administrators of such a person.

                                   ARTICLE 8
                               BOOKS AND RECORDS

     8.1 BOOKS OF ACCOUNTS, MINUTES, AND SHARE REGISTRAR. The Corporation shall keep complete books and records of accounts and minutes of the proceedings of the Board and shareholders and shall keep at its registered office, principal place of business, or at the office of its transfer agent or registrar a share register giving the names of the shareholders in alphabetical order and showing their respective addresses and the number of shares held by each.

     8.2 COPIES OF RESOLUTIONS. Any person dealing with the Corporation may rely upon a copy of any of the records of the proceedings, resolutions, or votes of the Board or shareholders, when certified by the President or Secretary.

                                ARTICLE 9
                              CORPORATE SEAL

     The Board may provide for a corporate seal which shall have inscribed thereon the name of the Corporation, the year and state of incorporation and the words "corporate seal".

                                ARTICLE 10
                          ACCOUNTING FISCAL YEAR

     The accounting year of the Corporation shall be the calendar year unless a different accounting year is selected by resolution of the Board.





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
                                ARTICLE 11
                                AMENDMENTS

     These Bylaws may be altered, amended or repealed and new Bylaws may be adop0ted by the Board of Directors. The shareholders may also alter, amend and repeal these Bylaws or adopt new Bylaws. All Bylaws made by the Board of Directors may be amended, repealed, altered or modified by the shareholders.

                                ARTICLE 12
                              RULES OF ORDER

     The rules contained in the most recent revised Robert's Rules of Order, Newly Revised, shall govern all meetings of shareholders and Directors where those rules are not inconsistent with the Articles of Incorporation, Bylaws, or special rules of order of the Corporation.

                                ARTICLE 13
                    REIMBURSEMENT OF DISALLOWED EXPENSES

     If any salary, payment, reimbursement, employee fringe benefit, expense allowance payment, or other expense incurred by the Corporation for the benefit of an employee is disallowed in whole or in part as a deductible expense of the Corporation for Federal Income Tax purposes, the employee shall reimburse the Corporation, upon notice and demand to the full extent of the disallowance. This legally enforceable obligation is in accordance with the provisions of Revenue Ruling 69-115, 1969-1 C.B. 50, and is for the purpose of entitling such employee to business expense deduction for the taxable year in which the repayment is made to the Corporation. In this manner, the Corporation shall be protected from having to bear the entire burden of disallowed expenses.

                                  AFFIDAVIT

STATE OF TEXAS     )
                   ) SS
COUNTY OF QUADALUPE)

I, GEORGE C. BRILEY, being first duly sworn on oath, depose and say:

I am the Secretary of POWERCOLD CORPORATION, a Nevada corporation. On September 11, 1998, the attached Amended and Restated Bylaws consisting of 15 pages were adopted by the Corporation.

/s/ George C. Briley
__________________________________
George C. Briley, Secretary

Subscribed and Sworn to before me this 11 day of September, 1998.

/s/ Charla K. Wiemers, Notary Public in and for the State of Texas, residing at Norwest B. TX Na. My Commission expires 10-31-2001.

(Stamped with seal of above signed Notary Public)









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

                               Schedule 4.2.1


                    FIVE PERCENT OR GREATER HOLDERS AND
          OBLIGATIONS TO ISSUE CAPITAL STOCK OR OTHER SECURITIES
Name and Address of                         Beneficial..     .Percent of
Beneficial Owner                            Ownership         Common
______________________________________    ______________    _____________

George C. Briley                               529,602           8.0%
17 Pembroke Lane
San Antonio, TX 78240

Terrence J. Dunne                              388,735           5.9%
West 717 Sprague Avenue
Suite 1100
Spokane, WA 99204

Robert E. Jenkins                              403,788           6.1%
2903 Hillview Road
Austin, Texas 78703

Francis L. Simola and (1)                    1,045,832          15.9%
Veronica M. Simola
9408 Meadowbrook Avenue
Philadelphia, PA 19118

Simco Group, Inc.                            1,030,664          15.7%
611 Bethlehem Pike, Ste. B
Montgomeryville, PA 18936

Jack Kazmar                                    110,000           1.7%
36 West Beechcroft Road
Short Hills, NJ 07078

Total                                         3,508,621         53.3%


_________________________________________________________________________
(1) Includes 450,000 shares of Common Stock held in the name of the minor children of Mr. And Mrs. Simola.
















Document Page 62 of 78

                                 Schedule 4.2.1
                                  (continued)
Nauticon Acquisition:
     300,000 stock options to total partnership (18 persons)
     Reference Nauticon Exchange Agreement:
         $1.75 per share expires July 31, 1999
         $2.00 per share expires July 31, 2000

PowerCold Employees and Directors:
     On February 7, 1998, the Board of Directors approved a new three year $0.50 per share employee stock option plan, subject to shareholders approval and formal stock option documents, as follows:

     Key Employees:
          Company Directors (4): 50,000 stock options each.

          PowerCold and Subsidiary Presidents (4): 100,000 stock options each.

          PowerCold President, F. Simola: 300,000 stock options - 2 year $.60 per share

          Employees: 100,000 stock options for all employees as determined by the directors of the subsidiary companies.

     Garrett Krause Public Relations:
          60,000 stock options at $1.00 per share expires April 30, 1999

Channel Ice Acquisition:
     400,000 stock options at $2.50 per share
     Expires two years from date of Purchase Agreement
     Subject to final definitive Agreement



























Document Page 63 of 78

                                 Schedule 4.3
                                 SUBSIDIARIES


Channel Freeze Technologies, a Nevada Corporation
Rotary Power Enterprises, Inc., a Nevada Corporation
Nauticon, Inc., a Texas Corporation
Technicold Services, Inc., a Texas Corporation
RealCold Products, Inc., a Texas Corporation



                                SCHEDULE 4.7

                                 EXCEPTIONS

Management of the Company is seeking to recoup damages from the former president and director of Nauticon, in connection with Nauticon's acquisition by the Company. Related to this matter is the ownership of certain patents and the amount of compensation owed to the former Nauticon shareholder. It is the opinion of Management that this matter will not have any adverse effect on the Company. [Nauticon, Inc. v. PowerCold Corporation, On behalf of its officers and directors v. Robert E. Jenkins, cause no. 97,13035 (53rd Judicial District, Travis County, Texas]




                               SCHEDULE 4.9

                                Royalties

The Company will be subject to certain royalty payment requirements pursuant to the Letters of Intent between the Company and SIR Worldwide, LLC, a California Limited Liability Corporation, Rotary Enterprises, Inc., and Alturdyne Corporation.




                              SCHEDULE 4.15

                           Material Agreements

Letters of intent executed (as attached to this Schedule) but no final definitive agreements with SIR Worldwide, LLC, Rotary Enterprises, Inc., and Alturdyne Corporation.














Document Page 64 of 78

EXHIBIT 2

                           SHAREHOLDERS' AGREEMENT


This SHAREHOLDERS' AGREEMENT (this "Agreement") is made and entered into as of this 16th day of September, 1998, by and among PowerCold Corporation, (the "Company"), a Nevada corporation, Intermagnetics General Corporation (the "Preferred Shareholder"), a New York corporation, and the shareholders listed on Schedule I hereto.



W I T N E S S E T H:

WHEREAS, the Preferred Shareholder has agreed to purchase from the Company shares (the "Shares") of Preferred Stock (as hereinafter defined); and

WHEREAS, the Shareholders listed on Schedule I hereto (each a "Common Shareholder" and collectively the "Common Shareholders" and, together with the Preferred Shareholder, the "Shareholders") were, prior to the date hereof, owners of shares of the Company's Common Stock; and

WHEREAS, the Shareholders and the Company have agreed to enter into an agreement with respect to (i) the procedures to be followed in connection with the election of the Company's Board of Directors, (ii) certain restrictions upon the transfer by each Common Shareholder of shares of Common Stock held by it, and (iii) certain restrictions upon the issuance by the Company of New Securities;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, and to induce the Purchaser to purchase the Shares, and in consideration thereof, it is hereby covenanted and agreed as follows:

SECTION l

Definitions

As used herein, the following terms shall have the respective meanings following such term:


Affiliate shall mean, as to any Shareholder, (i) the partners, retired partners, directors and officers, as the case may be, of such Shareholder,
(ii) the partners of any of the parties referred to in the foregoing clause of this definition, (iii) the spouse or lineal descendants of such Shareholder or any of the parties referred to in the foregoing clauses of this definition, (iv) a trust for the benefit of such Shareholder or any of the parties referred to in the foregoing clauses of this definition, (v) any corporation or partnership controlled by such Shareholder or by any of the parties referred to in the foregoing clauses of this definition, and (vi) any other party that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, any Shareholder.

Certificate of Incorporation shall mean the Company's Amended and Restated Certificate of Incorporation, as amended from time to time.




Document Page 65 of 78

Common Group shall mean any Group which has a Common Shareholder as a member thereof.

Common Shareholders shall mean the persons listed on Schedule I hereto.

Common Stock shall mean the Company's common stock, par value $.001.

Conversion Shares shall mean, at any time, (i) the issued and outstanding shares of Preferred Stock (for purposes of calculating the number of Conversion Shares at any time, each such share shall be deemed to be that number of shares of Common Stock or other securities into which such share is then convertible), (ii) the shares of Common Stock issued upon conversion of the issued and outstanding shares of Preferred Stock owned as of the date hereof by the Preferred Shareholders and (iii) any securities issued or issuable directly or indirectly in respect of the aforesaid shares of Common Stock or Preferred Stock, or both, in payment of a dividend or in connection with a stock split, recapitalization or other similar event.

Equity Security shall mean any capital stock (including the Common and Preferred Stock) of the Company, whether now authorized or not, and rights, options, warrants or rights to purchase capital stock, and securities of any type whatsoever that are, or may become, convertible into capital stock; the number of shares of an Equity Security which is an option, warrant, right or convertible security shall be the number of shares of such Equity Security which would result upon the immediate exercise of such option, warrant or right of conversion of such convertible security, without regard to when such option, warrant or right may in fact be exercised or such convertible security may in fact be converted.

Group shall mean:

(i) in the case of any Shareholder who is an individual, such Shareholder or any Affiliate of such Shareholder;


(ii) in the case of any Shareholder which is a partnership, (A) such partnership and any of its limited or general partners, (B) any corporation or other business organization to which such partnership shall sell all or substantially all of its assets or with which it shall be merged or consolidated and (C) any Affiliate of such partnership; and

(iii) in the case of any Shareholder which is a corporation, (A) any such corporation, its parent and any of such corporation's or parent's subsidiaries, (B) any corporation or other business organization to which such corporation shall sell all or substantially all of its assets or with which it shall be merged, and (C) any Affiliate of such corporation.

New Securities shall mean any Equity Securities hereafter issued; provided, however, that such term shall not include (i) securities purchased under the Purchase Agreement; (ii) securities offered to the public pursuant to a registration statement filed in accordance with the provisions of the Securities Act; (iii) securities issued in connection with the acquisition of another corporation by the Company by merger, purchase of substantially all assets or other reorganization whereby the Company owns, upon consummation of such acquisition, greater than fifty percent (50%) of the voting power to elect the directors of such corporation; (iv) securities issued in any merger or consolidation of the Company, provided that such merger or consolidation is unanimously approved by the Board of Directors;
(v) securities evidencing any borrowings, direct or indirect, from financial institutions or other persons by the Company, whether or not presently

Document Page 66 of 78
authorized, including any type of loan or payment evidenced by any type of debt instrument, provided such securities do not have equity features (such as warrants, options or other rights to purchase capital stock) and are not convertible into capital stock of the Company; (vi) securities issued pursuant to any stock option plan, stock purchase or stock bonus arrangement, or grant, which in any case are excepted from the definition of "Additional Shares of Common Stock" in the Certificate of Designations, Preferences and Other Rights and Qualifications of Series A Convertible Preferred Stock; (vii) securities issued to financial institutions and leasing companies in connection with borrowing or lease financing arrangements of the Company, provided that such issuances or grants are unanimously approved by the Board of Directors; and (viii) securities to be issued pursuant to and as expressly set forth in those Letters of Intent attached as Schedule 4.9 of the Purchase Agreement.

Preemptive Share shall mean, immediately prior to any issue of New Securities, and as to each Shareholder, the percentage which expresses the ratio between (i) the number of Equity Securities owned at such time by such Shareholder, and (ii) the aggregate number of Equity Securities outstanding at such time.

Preferred Shareholder shall mean Intermagnetics General Corporation, a New York corporation.

Preferred Stock shall mean the Company's Series A Preferred Stock, par value $.001 per share.

Purchase Agreement shall mean the Preferred Stock Purchase and Option Agreement, dated as of the date hereof, between the Company and the Preferred Shareholder.

Securities Act shall mean the Securities Act of l933, as amended, and any successor statute thereto.

Sell, as to any Equity Security, shall mean to sell, or in any other way directly or indirectly transfer, assign, pledge, distribute, encumber or otherwise dispose of such Equity Security, either voluntarily or involuntarily.

Selling Group shall mean any Common Group proposing to Sell any Equity Security and which is obligated to deliver a Notice of Intention to Sell pursuant to Section 3 hereof.

Shareholders shall mean the Preferred Shareholder and the persons listed on Schedule I hereto and shall include any other party who agrees in writing with the parties hereto to be bound by and to comply with all applicable provisions of this Agreement.


SECTION 2

Election of Directors

Section 2.1.  Designation of Nominees.

(a) The Preferred Shareholder shall be entitled, but shall be under no obligation, to designate such number of nominees for election to the Board of Directors as represents the percentage of the total number of members of the Board of Directors that is equal to the percentage of the outstanding capital stock of the Company as is represented by the Shares held by the

Document Page 67 of 78

Preferred Shareholder on an as converted basis, but in no event less than one such nominee. The first such nominee shall be for election as a Class III Director of the Company.

(b) In the event a designation is not made by the Preferred Shareholder in accordance with this Section 2.1, unless otherwise agreed by such Preferred Shareholder, the Shareholders will use their best efforts to ensure that such position on the Board of Directors shall be left vacant until a nominee is so designated.

Section 2.2. Voting for Nominees. Each Shareholder agrees to vote the Equity Securities held by it from time to time for the nominees so designated in accordance with Section 2.1 at any annual meeting of shareholders of the Company, and at any special meeting of shareholders of the Company called for the election of directors, in such manner as may be required to elect such nominees.

Section 2.3. Obligations of Company. The Company agrees to use its best efforts to cause the nominees so designated in accordance with Section 2.1 to be included in part of the slate of directors and to be recommended to, and elected by shareholders, at any annual meeting of shareholders of the Company, and at any special meeting of shareholders of the Company called for the election of directors.

Section 2.4. Removal; Election of Successors. If (a) the Company receives a written notice that the Preferred Shareholder wishes to remove a director elected pursuant to Section 2.1, or (b) such director shall have resigned or shall be unable to serve, then, in any such case, the Company and the Shareholders agree to take such action as may be necessary to call a special meeting of the stockholders of the Company for the purpose of effecting any such removal or filling such vacancy, as the case may be, and at such meeting each Shareholder shall vote to accomplish said result.

Section 2.5. Proxy. If any Shareholder shall refuse to vote the Equity Securities held by it as provided in any of the foregoing Sections of this
Section 2 at any meeting of shareholders of the Company, or shall refuse to give its written consent in lieu of a meeting, thereupon, without further action by such Shareholder, the President or any Vice President of the Company shall be, and hereby is, irrevocably constituted the attorney-in-fact and proxy of such Shareholder for the purpose of voting, and shall vote such shares at such meeting as provided in the foregoing Sections of this Section 2 or give such consent, as the case may be.


SECTION 3

Restrictions on Transfer of Equity Securities by Shareholders

Section 3.l. Limitations. Each Common Shareholder hereby agrees that it shall not at any time during the term of this Agreement Sell any Equity Securities except:


(a)  by sale in accordance with this Section 3;





Document Page 68 of 78

(b) by pledge which creates a mere security interest in the Equity Securities, provided that the pledgee thereof shall agree in writing in advance with the parties hereto to be bound by and comply with all applicable provisions of this Agreement to the same extent as if it were the Common Shareholder making such pledge;

(c) by transfer to another member of its Common Group, provided that the transferee of such Equity Securities shall agree in writing with the parties hereto to be bound by and to comply with all applicable provisions of this Agreement and to be deemed a member of such Common Group;

(d) by sale as a part of a registered public offering of the Company's securities, in which case the transferee of such Equity Securities shall not be bound by, or entitled to the benefits of, this Agreement.

Section 3.2. Procedures on Sale of Equity Securities. Except as otherwise expressly provided herein, each Common Shareholder, and each member of its Common Group which agrees to comply herewith, hereby agrees that it shall not Sell any Equity Securities except in accordance with the following procedures:

(a) The Selling Group shall have a bona fide offer from a third party to purchase such Equity Securities and shall first deliver to the Preferred Shareholder a written Notice of Intention to Sell, which shall be irrevocable for a period of two (2) business days after delivery thereof, offering to the Preferred Shareholder such Equity Securities owned by the Selling Group at the purchase price and on the other material terms specified therein at which it proposes to Sell the Equity Securities. The Preferred Shareholder shall have the right of first refusal and option (subject to the provisions of Section 3.2(e) hereof) for a period of two (2) business days after delivery to the Preferred Shareholder of the Notice of Intention to Sell, to purchase all or any part of the Equity Securities so offered at the purchase price and on the other terms stated therein. Such acceptance shall be made by delivering a written Notice of Acceptance to the Selling Group within the aforesaid two (2) business day period.

(b)  The closing of any sales of Equity Securities under the terms of
Section 3.2(a) shall be made at the offices of the Company on a mutually satisfactory business day within fourteen (l4) days after the expiration of the aforesaid period. Delivery of certificates or other instruments evidencing such Equity Securities duly endorsed for transfer to the Preferred Shareholder shall be made on such date against payment of the purchase price therefor.


(c) If the Preferred Shareholder does not deliver a Notice of Acceptance during the twenty (20) day period referred to in Section 3.2(a) hereof, it shall have the right during such twenty (20) day period to deliver to the Selling Group a Notice of Intention to Participate. If, and to the extent the Selling Group is to Sell all or part of the Equity Securities covered by the Notice of Intention to Sell as contemplated by Section 3.2(d) hereof, it shall be a condition of such sale that the Preferred Shareholder delivering the Notice of Intention to Participate shall have the right to have a portion of its Equity Securities purchased by the purchaser of the Equity Securities covered by the Notice of Intention to Sell, such portion to be equal to the product obtained by multiplying (i) the aggregate number of Equity Securities to be purchased by the purchaser by (ii) the "Ownership Percentage" (as hereinafter defined) of such Preferred


Document Page 69 of 78

Shareholder giving a Notice of Intention to Participate. The Ownership Percentage for the Preferred Shareholder giving a Notice of Intention to Participate shall be the percentage figure which expresses the ratio between
(i) the number of Equity Securities desired to be sold by the Preferred Shareholder and (ii) the number of Equity Securities to be sold by the Selling Group delivering a Notice of Intention to Sell.

(d)  If effective acceptance shall not be received pursuant to
Section 3.2(a) above with respect to all Equity Securities offered for sale pursuant to a Notice of Intention to Sell, then the Selling Group may sell all or any part of the remaining Equity Securities so offered for sale at a price not less than the price, and on terms not more favorable to the purchaser thereof than the terms, stated in the original Notice of Intention to Sell, at any time within sixty (60) days after the expiration of the offer required by Section 3.2(a). In the event the remaining Equity Securities are not sold by the Selling Group during such sixty (60) day period, the right of the Selling Group to sell such remaining Equity Securities shall expire and the obligations of this Section 3.2 shall be reinstated; provided, however, that in the event the Selling Group determines, at any time during such sixty (60) day period, that the sale of all or any part of the remaining Equity Securities on the terms set forth in the Notice of Intention to Sell is impractical, the Selling Group can terminate the offer and reinstate the procedure provided in this
Section 3.2 without waiting for the expiration of such sixty (60) day period.

(e) The Selling Group may specify in the Notice of Intention to Sell contemplated by Section 3.2(a) hereof that all Equity Securities offered thereby must be sold, in which case acceptances received pursuant to Section 3.2(a) hereof shall be deemed conditioned upon either or both (i) receipt of Notice of Acceptance with respect to all Equity Securities covered by such Notice of Intention to Sell and (ii) the sale of the Equity Securities pursuant to Section 3.2(c) above.


(f) Anything contained in this Section 3.2 to the contrary notwithstanding, any purchaser or other transferee of Equity Securities pursuant to this Section 3.2 who is not a Shareholder shall agree in writing in advance with the parties hereto to be bound by and comply with all applicable provisions of this Agreement and shall be deemed to be a Shareholder for all purposes of this Agreement.


SECTION 4

Sale of New Securities by the Company

Except as otherwise expressly provided herein, the Company hereby agrees that it shall not Sell any New Securities except in accordance with the following procedures:

(a) The Company shall first deliver to the Preferred Shareholder a written Notice of Intention To Sell, which shall be irrevocable for a period of ten (10) days after delivery thereof, offering to the Preferred Shareholder the right to purchase up to its Preemptive Share of such New Securities at the purchase price and on the terms specified therein. The Preferred Shareholder shall have the right and option, for a period of ten (10) days after delivery to the Preferred Shareholders of such Notice of Intention To Sell, to purchase all or any part of the New Securities so offered at the purchase price and on the terms stated therein. Such


Document Page 70 of 78
acceptance shall be made by delivering a written Notice of Acceptance to the Company within the aforesaid ten (10) day period.

(b)  The closing of any sales of New Securities under the terms of
Section 4(a) shall be made at the offices of the Company on a mutually satisfactory business day within fourteen (14) days after the expiration of the aforesaid period. Delivery of certificates or other instruments evidencing such New Securities duly endorsed for transfer to the Preferred Shareholder shall be made on such date against payment of the purchase price therefor.

(c)  If effective acceptance shall not be received pursuant to
Section 4(a) above with respect to all New Securities offered for sale pursuant to a Notice of Intention To Sell, then the Company may sell all or any part of the remaining New Securities so offered for sale at a price not less than the price, and on terms not more favorable to the purchaser thereof than the terms stated in the original Notice of Intention To Sell, at any time within ninety (90) days after the expiration of the offer required by Section 4(a) above. In the event the remaining New Securities are not sold by the Company during such ninety (90) day period, the right of the Company to sell such remaining New Securities shall expire and the obligations of this Section 4 shall be reinstated; provided, however, that in the event the Company determines, at any time during such ninety (90) day period, that the sale of all or any part of the remaining New Securities on the terms set forth in the Notice of Intention To Sell is impractical, the Company can terminate the offer and reinstate the procedure provided in this Section 4 without waiting for the expiration of such ninety (90) day period.


SECTION 5

Transfer of Shares; Covenants of the Company

Section 5.l. Transfer by Shareholders. No Shareholder shall Sell any Equity Securities unless any such transfer is made to a transferee who concurrently with or prior to such transfer becomes a party to this Agreement.

Section 5.2. Registration of Transfer. The Company shall permit registration or transfer of Equity Securities held by a Shareholder only in accordance with the terms of this Agreement. Any transfer of Equity Securities which is made in any manner contrary to the provisions of this Agreement shall be void and shall not be effective to constitute the transferee as a shareholder of the Company entitled to any rights, benefits, and privileges as such.

Section 5.3. Legend. Each certificate of Common Stock or Preferred Stock and certificates representing other Equity Securities of the Company, held by a Shareholder, shall be stamped or otherwise have endorsed or imprinted thereon a legend in substantially the following form:

"The transfer of the shares represented by this certificate, and the rights of the holder hereof, are subject to the terms and conditions of a Shareholders' Agreement, dated as of September 14, 1998 (a copy of which is on file with the Company), as the same may be amended from time to time, and no transfer of the shares represented hereby or of shares issued in exchange therefor shall be valid or effective unless the terms and conditions of such Agreement have been fulfilled."

Document Page 71 of 78

SECTION 6

Miscellaneous Provisions

Section 6.1. Additional Parties to Agreement. The provisions of this Agreement shall be binding upon and inure to the benefit of any purchaser of any series of preferred stock of the Company (except that the provisions of Section 2 hereof shall not inure to the benefit of any such purchaser and the provisions of Sections 3 and 4 hereof shall apply to any such purchaser on a pro rata basis in relation to the total outstanding preferred stock of the Company) and any purchaser of newly issued Common Stock of the Company after the date hereof.

Section 6.2. Assignment of Rights. The provisions of this Agreement shall be binding upon and inure to the benefit of any successor or assign of any party hereto.

Section 6.3. Duration of Agreement. Unless sooner terminated in accordance with the provisions of this Agreement, the rights and obligations of each Shareholder under this Agreement shall terminate as to such Shareholder when the Group of which it is a member has transferred all Equity Securities owned by such Group in accordance with this Agreement. In addition, the provisions of Section 2 of this Agreement shall be of no further force or effect upon the date which is ten (10) years from the date hereof.

Section 6.4. Enforcement. The parties hereto agree that the remedy at law for any breach of this Agreement is inadequate and that should any dispute arise concerning any matter hereunder, this Agreement shall be enforceable in a court of equity by an injunction or a decree of specific performance. Such remedies shall, however, be cumulative and not exclusive, and shall be in addition to any other remedies which the parties hereto may have.

Section 6.5. Severability of Provisions. If any one or more provisions of this Agreement shall be declared invalid or unenforceable, the same shall not affect the validity or enforceability of any other provisions of this Agreement.

Section 6.6. Amendments. Neither this Agreement nor any term hereof may be amended, waived, discharged, or terminated, except by written instrument signed by the Company and the Preferred Shareholder; provided, however, that, in addition to the consent of the Company and the Preferred Shareholder, (i) the provisions of Section 2, other than
Section 2.1(a), and the provisions of Section 3, may not be amended without the consent of Common Shareholders holding greater than fifty percent (50%) of the voting Equity Securities held by the Common Shareholders; (ii) this Section may not be amended without the consent of each and every Shareholder; and (iii) the obligations of any Shareholder may not be increased without the consent of such Shareholder.

Section 6.7.  Notices.

(a) All notices and other communications required or permitted hereunder shall be in writing and (unless otherwise expressly provided on Schedule
I attached hereto) shall be mailed by registered or certified mail, postage prepaid, or delivered either by hand or by messenger, or sent via telex, telecopier, computer mail or other electronic means, addressed (i) if the Preferred Shareholder, at Intermagnetics General Corporation, 450 Old Niskayuna Road, P.O.Box 461, Latham, New York, 12110,
Attention: Michael C. Zeigler, or (ii) if to a Common Shareholder, as

Document Page 72 of 78
indicated on Schedule I, or at such other address as such Common Shareholder shall have furnished in writing to the party initiating the notice or communication, or (ii) if to the Company, at 103 Guadalupe Drive, Cibolo, Texas 78108, Attention: Francis L. Simola, or at such other address as the Company shall have furnished in writing to the party initiating the notice or communication.

(b) Any notice or other communications so addressed and mailed, postage prepaid, by registered or certified mail (in each case, with return receipt requested) shall be deemed to be delivered and given when so mailed. Any notice so addressed and otherwise delivered shall be deemed to be given when actually received by the addressee.

Section 6.8. Governing Law. This Agreement shall be construed in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, except that, for purposes of corporate law, the Nevada Business Corporation Act, Section 78.010 et. seq., shall govern.

Section 6.9. Entire Agreement. All prior understandings and agreements between the parties hereto with respect to the transactions contemplated hereby are merged in this Agreement, and this Agreement reflects all the understandings with respect to such transactions. Nothing herein contained shall be construed to obligate the Shareholders to make any additional investment in the Company or to constitute the Shareholders as partners.

Section 6.10. Counterparts. This Agreement may be executed in counterparts, each of which when so executed and delivered shall constitute a complete and original instrument but all of which together shall constitute one and the same agreement, and it shall not be necessary when making proof of this Agreement or any counterpart thereof to account for any other counterpart.















(THIS SPACE LEFT INTENTIONALLY BLANK)














Document Page 73 of 78

IN WITNESS WHEREOF, each party hereto has caused this Agreement to be signed by its duly authorized officer or partner, as the case may be, as of the date and year first above written.


POWERCOLD CORPORATION

     By:  ___________________________


     Its  ___________________________


COMMON SHAREHOLDERS


     ________________________________
     George C. Briley

     ________________________________
     Terrence J. Dunne

     ________________________________
     Francis L. Simola, for himself and as custodian for Andrew F. Simola, Daniel F. Simola, Laura A. Simola, Tatiana Sierra, and Catherine Kelley

SIMCO GROUP, INC.

     By:________________________
        Name:
        Title:

     _____________________________
     H. J. Jack Kazmar

     ______________________________
     Robert B. Klages

     ______________________________
     Francis L. Simola, Jr.


PREFERRED SHAREHOLDER


INTERMAGNETICS GENERAL CORPORATION

     By:  __________________________

     Its  __________________________











Document Page 74 of 78

SCHEDULE I

Schedule of Common Shareholders


Name and Address

George C. Briley
17 Pembroke Lane
San Antonio, TX 78240

Terrence J. Dunne
West 717 Sprague Avenue
Suite 1100
Spokane, WA 99204

Francis L. Simola and (3)
Veronica M. Simola
9408 Meadowbrook Avenue
Philadelphia, PA 19118

Simco Group, Inc. (4)
611 Bethlehem Pike, Ste. B
Montgomeryville, PA 18936

H. J. Jack Kazmar
36 West Beechcroft Road
Short Hills, NJ 07079

Robert B. Klages
535 Country Club Road
Phoenixville, PA 19406

Francis L. Simola, Jr.
410 Remington Court
Chalfont, PA 18914



















Document Page 75 of 78

EXHIBIT 3









Intermagnetics General Corporation
450 Old Niskayuna Road
P.O. Box 461
Latham, NY 12110

Dear Sirs:

     As an inducement to the purchase by Intermagnetics General Corporation, a New York corporation (the "Purchaser") of shares of Series A Preferred Stock, par value $.001 per share, of PowerCold Corporation, a Nevada corporation (the "Company") pursuant to that certain Preferred Stock Purchase and Op0tion Agreement dated as of September 16, 1998, the Company does hereby pledge to use its best efforts, including the payment of consideration, if necessary, to extinguish the rights of first refusal set forth in Section
9.04 of that certain Agreement dated as of May 1, 1996 by and among Wittcold Systems, Inc., a Delaware corporation, ("Wittcold") and the Company ( signed under the former name of the Company, International Cryogenic Systems Corporation) and joined by the Controlling Shareholders (as defined therein) as to Section 9.04 only (the "Wittcold Agreement"), so that Section 9.04 of the Wittcold Agreement shall have no further effect and Wittcold shall have no right of first offer with regard to any sale of Asses (as defined in the Wittcold Agreement) or any sale of common stock of the Company by and Controlling Shareholder as of a date within ninety (90) days of the date hereof.

     IN WITNESS WHEREOF, I hereunto set my hand this 16th day of September, 1998.

                                         POWERCOLD CORPORATION

                                         By:_____________________________
                                            Francis L. Simola
                                            Chairman, President and CEO


















Document Page 76 of 78

EXHIBIT 4


PROMISSORY NOTE


Dated:                       , 1998
Principal Amount:  $1,000,000
Maker:  PowerCold Corporation
Maker's Address:  103 Guadalupe Drive
                  Cibolo, Texas 78108
Interest Rate:  12% per annum
Due Date:  One (1) year from date of Note.


FOR VALUE RECEIVED, the undersigned Maker, a Nevada corporation with an address set forth above, hereby unconditionally promises to pay to the order of INTERMAGNETICS GENERAL CORPORATION, a New York corporation ("Intermagnetics"), on the Due Date (or earlier, as set forth below), the Principal Amount, together with interest on the unpaid Principal Amount hereof outstanding from time-to-time from the date hereof until payment in full hereof is actually made a the Interest Rate set forth above. Interest shall compound annually and shall in no event exceed the maximum rate permitted by applicable law.

The Principal Amount, together with interest on the unpaid Principal Amount hereof outstanding shall become due and payable without further action by Intermagnetics on the Due date set forth above. All payments of principal, interest and other amounts to be made by Maker hereunder shall be made in lawful currency of the United States in immediately available funds at the office of Intermagnetics at450 Old Niskayuna Road, P.O. Box 461, Latham, New York 12110-0461, or at such other place as Intermagnetics may elect.
Interest shall be computed on the basis of a year of 360 days and actual days elapsed. If any principal or interest on this Note becomes due and payable on a Saturday, Sunday or public holiday under the laws of the State of New York, such payment shall be made on the next succeeding business day, and interest shall continue to accrue until paid.

Prepayment by Maker of all or any part of the Principal Amount of this Note (together with interest accrued through the date of such payment) shall be permitted from time to time and at any time without penalty or premium. Any payments received under this Note shall be applied first to payment of any costs of collection, then to the payments of accrued interest through the date of payment, and then to reduction of principal.

Any of the following events shall constitute and "Event of Default" hereunder: (a) the failure of Maker to make any payment of principal or interest under this Note when due; (b) the commencement by or against Maker of proceedings in respect of Maker under any bankruptcy or insolvency law;
(c) the making of a general assignment for the benefit of creditors of Maker;
(d) the appointment of a trustee or receiver of Maker; (e) the transfer by Maker of all or substantially all of its assets; or (f) the cessation by Maker of its business in the ordinary course or in connection with the dissolution of Maker. Upon the occurrence of an Event of Default, the unpaid Principle Amount hereof and accrued interest may be declared by Intermagnetics to be immediately due and payable whereupon the same shall become forthwith due and payable.




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Maker hereby waives demand, presentment, protest, notice of dishonor, and any other notice or condition precedent to action against Maker for the collection hereof. No failure to exercise or delay in exercising any right, power or privilege hereunder by Intermagnetics shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or privilege, preclude any other or further exercise of any other right, power or privilege.

In the event this Note is not paid in accordance with its terms, whether by acceleration or otherwise, Maker shall be liable to the holder hereof for all costs and expenses of collection, including without limitation, reasonable attorneys' fees and disbursements.

This Note is the promissory note referred to in Section 8.8 of that certain Preferred Stock Purchase and Option Agreement dated as of September 16, 1998, between the Maker and Intermagnetics.

This Note shall be binding on Maker, its successors and assigns, and shall inure to the benefit of Intermagnetics and its successors and assigns. As used here in "Intermagnetics" shall also mean the holder or other endorsee of this Note which is in possession of it, or the bearer hereof if this Note is at such time payable to the Bearer.

MAKER ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS NOTE IS A PART IS A COMMERCIAL TRANSACTION AND HEREBY WAIVES ITS RIGHT TO ANY NOTICE AND HEARING AS MAY BE ALLOWED BY ANY STATE OR FEDERAL LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH INTERMAGNETICS OR ITS SUCCESSORS OR ASSIGNS MAY USE.

No provision hereof shall be amended, modified, waived or limited except by a written instrument executed by the party against whom such amendment, modification, waiver or imitation is sought to be enforced and expressly referring hereto and to the provision so amended, modified, waived or limited. If any provision of this Note or any part thereof shall for any reason be determined by any court of competent jurisdiction or arbitration panel to be invalid or unenforceable, such determination shall not affect, impair or invalidate the remainder of this Note, but shall be confined in its operation to the provision or part directly involved in the controversy in which such determination shall have been rendered. This Note shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, Maker has caused this Note to be executed as of the day and year first above written.

POWERCOLD CORPORATION

BY: _______________________________
    Name:   Francis L. Simola
    Title:  President








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